EXHIBIT 10.1

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                              AMENDED AND RESTATED
                                CREDIT AGREEMENT

                          Dated as of January 17, 2002

                                      Among

                                 CHRONIMED INC.,

                                   THE BANKS,
                               as defined herein,

                                       and

                         U.S. BANK NATIONAL ASSOCIATION,
                             as a Bank and as Agent




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



                                                                  execution copy

                              AMENDED AND RESTATED
                           REVOLVING CREDIT AGREEMENT

         THIS REVOLVING CREDIT AGREEMENT, dated as of January 17, 2002, is by and between CHRONIMED INC., a Minnesota corporation (the "Borrower"), the banks or financial institutions listed on the signature pages hereof or which hereafter become parties hereto by means of assignment and assumption as hereinafter described (individually referred to as a "Bank" or collectively as the "Banks"), and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as agent for the Banks (in such capacity, the "Agent").

                              Preliminary Statement

         The Borrower and U.S. Bank National Association ("U.S. Bank") have entered into a certain letter agreement, dated as of December 31, 1996 (as thereafter amended, the "Existing Credit Agreement"), under which U.S. Bank made certain loans to the Borrower. Such loans are secured by the Security Agreement, as defined herein and as referred to in the Existing Credit Agreement (Third Amendment). The Borrower and U.S. Bank have agreed that the other Banks named herein shall become co-lenders with U.S. Bank and U.S. Bank shall act as administrative agent for the Banks, all as more particularly described herein. The Borrower, the Banks and the Agent have agreed that the Existing Credit Agreement shall be amended to read as follows to govern the loans made under the Existing Credit Agreement and other extensions of credit as hereinafter provided.


                   ARTICLE I DEFINITIONS AND ACCOUNTING TERMS

         Section 1.1 Defined Terms. In addition to the terms defined elsewhere in this Agreement, the following terms shall have the following respective meanings (and such meanings shall be equally applicable to both the singular and plural form of the terms defined, as the context may require):

         "Advance" means the portion of the outstanding Loans bearing interest at an identical rate for an identical Interest Period, provided that all Prime Rate Advances shall be deemed a single Advance. An Advance may be a "Eurodollar Advance", or "Prime Rate Advance" (each, a "type" of Advance).

         "Adverse Event" means the occurrence of any event that could have a material adverse effect on the business, operations, property, assets or condition (financial or otherwise) of the Borrower and the Subsidiaries as a consolidated enterprise or on the ability of the Borrower or any other party obligated thereunder to perform its obligations under the Loan Documents.

         "Agent" means U.S. Bank National Association, as agent for the Banks hereunder and as collateral agent under the Security Agreement and each successor, as provided in Section 11.8, who shall act as Agent.

         "Agent's Fee Letter" means a letter, dated as of January 17, 2002, between the Borrower and the Agent pertaining to certain fees payable to the Agent.

         "Agreement" means this Credit Agreement, as it may be amended, modified, supplemented, restated or replaced from time to time.

         "Applicable Margin" shall mean (a) on and before receipt of the annual financial statements of the Borrower for Fiscal Year 2002, 0.000% for Prime Rate Advances, and (b) on and after receipt of such financial statements, the percentages set forth below for the Cash Flow Leverage Ratios shown below for the most recent Fiscal Quarter end for which financial statements have been delivered:


                                            Applicable Margin
                                    -----------------------------------
         Cash Flow                  Prime Rate               Eurodollar
         Leverage Ratio:            Advances:                 Advances:
         --------------             --------                 ----------
         Greater than 2.25 to 1.00     1.000%                 2.625%

         Less than or equal
         to 2.25 to 1.00 but
         greater than 1.75 to 1.00     0.500%                 2.500%

         Less than or equal
         to 1.75 to 1.00 but
         greater than 1.25 to 1.00     0.000%                 2.250%

         Less than or equal
         to 1.25 to 1.00               0.000%                 2.000%


The Applicable Margin shall be applied on a quarterly basis, effective as of the date 45 days after the end of each Fiscal Quarter based on the Cash Flow Leverage Ratio as demonstrated by the quarterly financial statements of the Borrower delivered for the Fiscal Quarter most recently ended, and as certified by the Borrowers' financial officer. In the event that such financial statements are not delivered as required by Section 8.1(a) or (b), the Applicable Margin shall be the highest percentage set forth above for each type of Advance until such time as such financial statements are delivered, after which time the Applicable Margin shall be readjusted to the rate applicable to the Cash Flow Leverage Ratio applicable to such statements.

         "Asset Disposition" means any sale, transfer or other disposition of any asset, other than assets held for purposes of investing cash, of the Borrower or any Subsidiary in a single transaction or in a series of related transactions (other than the sale of inventory in the ordinary course).

         "Borrowing Base" means the sum of (a) an amount equal to 75% of the net amount (as determined by the Bank after deduction of such reserves and allowances as the Bank deems proper and necessary) of the Borrower's Eligible Accounts; plus (b) an amount equal to 50% of the net value (the lower of the cost, determined on a first in first out basis, or market value of such Inventory, as determined by the Bank after deduction of such reserves and allowances as the Bank deems proper and necessary) of the Borrower's and the Subsidiary Guarantor's Eligible Inventory.

         "Borrowing Base Certificate" means a certificate in the form of Exhibit B signed as indicated thereon, setting forth the amount of the Borrowing Base.

         "Business Day" means any day (other than a Saturday, Sunday or legal holiday in the State of Minnesota) on which national banks are permitted to be open in Minneapolis, Minnesota and New York, New York and, with respect to Eurodollar Advances, a day on which dealings in Dollars may be carried on by the Agent in the interbank eurodollar market.

         "Capital Expenditure" means any amount debited to the fixed asset account on the consolidated balance sheet of the Borrower in respect of (a) the acquisition (including, without limitation, acquisition by entry into a Capitalized Lease), construction, improvement, replacement or betterment of land, buildings, machinery, equipment or of any other fixed assets or leaseholds, and (b) to the extent related to and not included in (a) above, materials, contract labor and direct labor (excluding expenditures properly chargeable to repairs or maintenance in accordance with GAAP).

         "Capitalized Lease" means any lease which is or should be capitalized on the books of the lessee in accordance with GAAP.

         "Cash Flow Leverage Ratio" means the ratio, calculated for each Measurement Period, of (a) the average principal amount of the Loans for such Measurement Period plus the principal amount of Funded Debt (other than the Loans) as of the last day of such Measurement Period, to (b) EBITDA for such Measurement Period.

         "Casualty Disposition" means loss of or damage to, or condemnation or other taking of, any assets of the Borrower or any Subsidiary for which such Person receives insurance proceeds, proceeds of a condemnation award or other compensation.

         "Code" means the Internal Revenue Code of 1986, as amended, or any successor statute, together with regulations thereunder.

         "Collateral Agent" means the "Collateral Agent" as defined in the Security Agreement (initially, U.S. Bank).

         "Commitment" means the maximum unpaid principal amount of the Loans of all Banks which may from time to time be outstanding hereunder, being initially $30,000,000, as the same may be reduced from time to time pursuant to Section
4.3 , or, if so indicated, the maximum unpaid principal amount of Loans of any Bank (which amounts are set forth on the signature pages hereof or in the relevant Assignment and Assumption Agreement for such Bank) and, as the context may require, the agreement of each Bank to make Loans to the Borrower subject to the terms and conditions of this Agreement up to its Commitment.

         "Compliance Certificate" means a certificate in the form of Exhibit C, duly completed and signed by an authorized officer of the Borrower.

         "Consolidated Tangible Net Worth" means as of any date of determination, the sum of the amounts set forth on the consolidated balance sheet of the Borrower as the sum of the common stocks, preferred stock, additional paid-in capital and retained earnings of the Borrower (excluding treasury stock), less the book value of all assets of the Borrower and its Subsidiaries that would be treated as intangibles under GAAP, including, without limitation, all such items as goodwill, trademarks, trade names, service marks, copyrights, patents, licenses, unamortized debt discount and unamortized deferred charges.

         "Default" means any event which, with the giving of notice to the Borrower or lapse of time, or both, would constitute an Event of Default.

         "EBIT" means, for any period of determination, the consolidated net income of the Borrower and its Subsidiaries before provision for income taxes, plus, to the extent subtracted in determining consolidated net income, Interest Expense, as determined in accordance with GAAP, excluding (to the extent included): (a) non-operating gains (including, without limitation, extraordinary or nonrecurring gains, gains from the discontinuance of operations and gains arising from the sale of assets other than inventory) during the applicable period; and (b) one-time expenses related to restatement of the Borrower's financial statements, as described on Schedule 1.1 attached hereto, and (c) lease buy-out expenses, store closing expenses and moving, severance and other relocation expenses related to consolidation of operations and the move of the StatScript headquarters to Minneapolis, as described in reasonable detail in the attachment to the Compliance Certificate for the relevant period of determination.

         "EBITDA" means, for any period of determination, EBIT plus, to the extent subtracted in determining consolidated net income, depreciation and amortization expense, as determined in accordance with GAAP.

         "Eligible Account" shall mean each Account owing to the Borrower which meets the following requirements:

         (a) it is subject to a first-priority lien in favor of the Collateral Agent under the Security Agreement;

         (b) it is owned by the Borrower and is not subject to any assignment, claim or Lien other than (i) a first priority Lien in favor of the Collateral Agent, and (ii) other Liens consented to by the Agent in writing;

         (c) it is genuine and is in all respects what it purports to be;

         (d) it arises from either (i) the performance of services by the Borrower, which services have been fully performed and, if applicable, acknowledged and/or accepted by the Account Debtor with respect thereto; or (ii) the sale or lease of goods by the Borrower and such goods comply with such Account Debtor's specifications (if any) and have been shipped to, or delivered to and accepted by, such Account Debtor and not been returned to the Borrower;

         (e) it is evidenced by an invoice rendered to the Account Debtor with respect thereto which (i) is dated not earlier than the date of shipment or performance, and (ii) has payment terms acceptable to the Agent;

         (f) it is a valid, legally enforceable and unconditional obligation of the Account Debtor with respect thereto and it is reduced in amount by the amount of (i) accounts owing by the Borrower to the Account Debtor, and (ii) checks outstanding payable to the Account Debtor and is not subject to setoff, counterclaim, credit or allowance (except any credit or allowance which has been deducted in computing the net amount of the applicable invoice as shown in the original schedule or Borrowing Base Certificate furnished to the Agent identifying or including such Account) or adjustment by the Account Debtor with respect thereto, or to any claim by such Account Debtor denying liability thereunder in whole or in part, and such Account Debtor has not refused to accept any of the goods or services which are the subject of such Account or offered or attempted to return any of such goods;

         (g) there are no proceedings or actions which are then threatened or pending against the Account Debtor with respect thereto or to which such Account Debtor is a party which might result in any material adverse change in such Account Debtor's financial condition or in its ability to pay any Account in full when due;

         (h) it does not arise out of a contract or order which, by its terms, forbids, restricts or makes void or unenforceable the assignment by the Borrower to the Agent of such Account;

         (i) the Account Debtor with respect thereto is not a Subsidiary or Related Party , or a director, officer, employee or agent of the Borrower, any Subsidiary, or any Related Party;

         (j) the Account Debtor with respect thereto is a resident or citizen of and is located within the United States of America unless the sale of goods giving rise to such Account is on letter of credit, banker's acceptance or other credit support terms satisfactory to the Agent;

         (k) it does not arise from a "sale on approval," "sale or return" or "consignment," nor is it subject to any other repurchase or return agreement;

         (l) the Borrower has observed and complied with all laws of the jurisdiction in which the Account Debtor with respect to such Account is located which, if not observed or complied with would deny the Borrower access to the courts of such jurisdiction;

         (m) it arises in the ordinary course of the Borrower's business;

         (n) if the Account Debtor with respect thereto is the United States of America or any department, agency or instrumentality thereof (a "Federal Governmental Authority"), or any state, county or local Governmental Authority, or any department, agency or instrumentality thereof, the Borrower has assigned its right to payment of such Account Receivable to the Collateral Agent pursuant to the Assignment of Claims Act of 1940 as amended in the case of the a Federal Governmental Authority, or pursuant to applicable state law, if any, in all other instances, and such assignment has been accepted and acknowledged by the appropriate government officers;

         (o) if it is evidenced by chattel paper or instruments, (i) the Agent shall have specifically agreed to include such Account as an Eligible Account Receivable, (ii) only payments then due and payable under such chattel paper or instrument shall be included as an Eligible Account and (iii) the originals of such chattel paper or instruments have been assigned and delivered to the Collateral Agent;

         (p) it has not remained unpaid more than 90 days after the original invoice date; and

         (q) the Account Debtor with respect thereto is not (i) insolvent or dissolved, (ii) unable generally to pay its debts as they mature, or
         (iii) subject to an assignment for the benefit of creditors, bankruptcy or other insolvency proceeding.

An Account which is at any time an Eligible Account but which subsequently fails to meet any of the foregoing requirements shall forthwith cease to be an Eligible Account. Further, with respect to any Account, if the Agent at any time or times hereafter determines, in its sole and absolute discretion, that the prospect of payment or performance by the Account Debtor with respect thereto is or will be impaired for any reason whatsoever, notwithstanding anything to the contrary contained above, such Account shall forthwith cease to be an Eligible Account.

         "Eligible Inventory" shall mean Inventory of the Borrower and the Subsidiary Guarantor which meets the following requirements:

         (a) it is subject to a first-priority lien in favor of the Collateral Agent;

         (b) it is owned by the Borrower or the Subsidiary Guarantor and is not subject to any assignment, claim or Lien other than (i) a first priority Lien in favor of the Collateral Agent, and (ii) other Liens consented to by the Agent in writing;

         (c) if held for sale or lease or furnishing under contracts of service, it is (except as the Agent may otherwise consent in writing) new and unused;

         (d) except as the Agent may otherwise consent, it is not stored with a bailee, warehouseman or similar party;

         (e) the Agent has determined, in its sole and absolute discretion, that it is not unacceptable due to age, type, category, quality and/or quantity;

         (f) it is not held by the Borrower or the Subsidiary Guarantor on "consignment" and is not subject to any other repurchase or return agreement;

         (g) it complies with all standards imposed by any governmental agency having regulatory authority over such goods and/or their use, manufacture or sale;

         (h) it is located within the continental United States; and

         (i) it does not consist of branded packaging or promotional materials.

Inventory of a Borrower or the Subsidiary Guarantor which is at any time Eligible Inventory but which subsequently fails to meet any of the foregoing requirements shall forthwith cease to be Eligible Inventory.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute, together with regulations thereunder.

         "ERISA Affiliate" means any trade or business (whether or not incorporated) that is a member of a group of which the Borrower is a member and which is treated as a single employer under Section 414 of the Code.

         "Eurodollar Advance" means an Advance designated as such in a notice of borrowing under Section 2.3 or a notice of continuation or conversion under
Section 2.4.

         "Eurodollar Interbank Rate" means the offered rate for deposits in United States Dollars for delivery of such deposits on the first day of an Interest Period of a Eurodollar Advance, for the number of days comprised therein, quoted by the Agent from Page 3750 of the Dow Jones Markets (Telerate) screen as of approximately 11:00 a.m., London time, on the day that is two Business Days preceding the first day of the Interest Period of such Eurodollar Advance, or the rate for such deposits determined by the Agent at such time based on such other published service of general application as shall be selected by the Agent for such purpose; provided, that in lieu of determining the rate in the foregoing manner, the Agent may determine the rate based on rates offered to the Agent for deposits in United States Dollars in the interbank eurodollar market at such time for delivery on the first day of the Interest Period for the number of days comprised therein.

         "Eurodollar Rate (Reserve Adjusted)" means a rate per annum calculated for the Interest Period of a Eurodollar Advance in accordance with the following formula:

         ERRA = Eurodollar Interbank Rate
                -------------------------
                       1.00 - ERR

In such formula, "ERR" means "Eurodollar Reserve Rate" and "ERRA" means "Eurodollar Rate (Reserve Adjusted)", in each instance determined by the Agent for the applicable Interest Period. The Agent's determination of all such rates for any Interest Period shall be conclusive in the absence of manifest error.

         "Eurodollar Reserve Rate" means a percentage equal to the daily average during such Interest Period of the aggregate maximum reserve requirements (including all basic, supplemental, marginal and other reserves), as specified under Regulation D of the Federal Reserve Board, or any other applicable regulation that prescribes reserve requirements applicable to Eurocurrency liabilities (as presently defined in Regulation D) or applicable to extensions of credit by the Agent the rate of interest on which is determined with regard to rates applicable to Eurocurrency liabilities. Without limiting the generality of the foregoing, the Eurocurrency Reserve Rate shall reflect any reserves required to be maintained by the Agent against (i) any category of liabilities that includes deposits by reference to which the Eurodollar Interbank Rate is to be determined, or (ii) any category of extensions of credit or other assets that includes Eurodollar Advances.

         "Event of Default" means any event described in Section 10.1.

         "Federal Reserve Board" means the Board of Governors of the Federal Reserve System or any successor thereto.

         "Fiscal Year" and "Fiscal Quarter" means, respectively, the fiscal years and fiscal quarters used by the Borrower for reporting and tax purposes, and shall be identified (a) in the case of Fiscal Years, by the calendar year in which the last day falls (e.g., "Fiscal Year 2002" shall mean the Fiscal Year ending on June 28, 2002), and (b) in the case of Fiscal Quarters, by the sequential number of the Fiscal Quarter within the Fiscal Year identified (e.g. "Fiscal Quarter 1 of Fiscal Year 2002" shall mean the Fiscal Quarter ending September 28, 2001). The ending dates of Fiscal Quarters and Fiscal Years are set forth on Schedule 7.5.

         "Fixed Charge Coverage Ratio" means the ratio, calculated for each Measurement Period, of:

         (a) the remainder of EBITDA for such Measurement Period, minus the sum of (i) the amount of Capital Expenditures for such Measurement Period less the amount of financing of such Capital Expenditures by means of seller financing, purchase money financing or a direct loan for the exclusive purposes of financing such Capital Expenditures, (ii) dividends and distributions in respect of the stock of the Borrower paid during such Measurement Period, and (iii) income taxes paid during such Measurement Period;

         to

         (b) the sum for such Measurement Period of (i) Interest Expense paid, plus (ii) mandatory or scheduled principal payments of Funded Debt, plus (iii) an amount equal to 1/5 of the average Loans during such Measurement Period.

         "Funded Debt" means, without duplication, all obligations of the Borrower or a Subsidiary on a consolidated basis: (a) in respect of borrowed money; (b) secured by a mortgage, pledge, security interest, lien or charge on the assets of the Borrower or a Subsidiary, whether the obligation secured is the obligation of the owner or another Person (provided that non-recourse obligations will only be taken into account up to the fair market value of the related property); (c) any obligation for the deferred purchase price of any property or services evidenced by a note, payment contract (other than an account payable arising in the ordinary course of business) or other instrument,
(d) any obligation as lessee under any Capitalized Lease; (e) all guaranties and contingent or other legal obligations in respect to Funded Debt of other Persons, excluding ordinary course endorsements; (f) net liabilities under any interest rate swap, collar or other interest rate hedging agreement. and (g) undertakings or agreements to reimburse or indemnify issuers of letters of credit other than commercial letters of credit.

         "GAAP" means generally accepted accounting principles as applied in the preparation of the audited financial statement of the Borrower referred to in
Section 7.5.

         "Indebtedness" means, without duplication, all obligations, contingent or otherwise, which in accordance with GAAP should be classified upon the obligor's balance sheet as liabilities, but in any event including the following (whether or not they should be classified as liabilities upon such balance sheet): (a) obligations secured by any mortgage, pledge, security interest, lien, charge or other encumbrance existing on property owned or acquired subject thereto, whether or not the obligation secured thereby shall have been assumed and whether or not the obligation secured is the obligation of the owner or another party; (b) any obligation on account of deposits or advances; (c) any obligation for the deferred purchase price of any property or services, except trade accounts payable arising in the ordinary course of business, (d) any obligation as lessee under any Capitalized Lease; (e) all guaranties, endorsements and other contingent obligations in respect to Indebtedness of others; (f) undertakings or agreements to reimburse or indemnify issuers of letters of credit; and (g) net liabilities under any interest rate swap, collar or other interest rate hedging agreement. For all purposes of this Agreement, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer.

         "Interest and Lease Coverage Ratio" means the ratio, calculated for each Measurement Period on a consolidated basis for the Borrower and its Subsidiaries in accordance with GAAP, of:

         (a) the sum for such Measurement Period of (i) EBIT, plus, (ii) Operating Lease Expense;

         to

         (b) the sum for such Measurement Period of (i) Interest Expense, to the extent paid in cash, plus, (ii) Operating Lease Expense.

         "Interest Expense means, for any period of determination, the aggregate consolidated amount, without duplication, of interest paid, accrued or scheduled to be paid in respect of any Indebtedness of the Borrower and its Subsidiaries, including in all cases interest expense determined in accordance with GAAP and
(a) all but the principal component of payments in respect of conditional sale contracts, Capitalized Leases and other title retention agreements, (b) commissions, discounts and other fees and charges with respect to letters of credit and bankers' acceptance financings and (c) net costs under any interest rate swap, collar or other interest rate hedging agreements, in each case determined in accordance with GAAP.

         "Interest Period" means, for any Eurodollar Advance, the period commencing on the borrowing date of such Eurodollar Advance or the date a Prime Rate Advance is converted into such Eurodollar Advance, or the last day of the preceding Interest Period for such Eurodollar Advance, as the case may be, and ending on the numerically corresponding day one, two, three or, six months thereafter, as selected by the Borrower pursuant to Section 2.3 or Section 2.4; provided, that:

         (a) any Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day unless such next succeeding Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

         (b) any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

         (c) no Interest Period shall extend beyond the Termination Date.

         "Investment" means the acquisition, purchase, making or holding of any stock or other security, any loan, advance, contribution to capital, extension of credit (except for trade and customer accounts receivable for inventory sold or services rendered in the ordinary course of business and payable in accordance with customary trade terms), any acquisitions of real or personal property (other than real and personal property acquired in the ordinary course of business) and any purchase or commitment or option to purchase stock or other debt or equity securities of or any interest in another Person or any integral part of any business or the assets comprising such business or part thereof.

         "Liabilities" means all obligations and liabilities of the Borrower to the Agent and the Banks under this Agreement and all other Loan Documents, including without limitation obligations to pay principal, interest, fees, expenses and other amounts, and all obligations of the Borrower to any of the Banks under any swap, collar, cap, or other interest rate hedging agreement between the Borrower and such Bank, including without limitation any such obligations that arise after the filing of a petition by or against the Borrower under the Bankruptcy Code, even if the obligations do not accrue because of the automatic stay under Bankruptcy Code Section 362 or otherwise.

         "Lien" means any security interest, mortgage, pledge, lien, hypothecation, judgment lien or similar legal process, charge, encumbrance, title retention agreement or analogous instrument or device (including, without limitation, the interest of the lessors under Capitalized Leases and the interest of a vendor under any conditional sale or other title retention agreement).

         "Letters of Credit" shall mean have the meaning set forth in Section
2.7.

         "Letter of Credit Agreements" shall have the meaning set forth in
Section 2.7.

         "Letter of Credit Obligations" means the aggregate amount of all possible drawings under all Letters of Credit plus all amounts drawn under any Letter of Credit and not reimbursed by the Borrower under the applicable Letter of Credit Agreement.

         "Loan Documents" means this Agreement, the Notes, the Subsidiary Guaranty, the Security Agreement, the Subsidiary Security Agreement, each Letter of Credit Agreement and each other instrument, document, guaranty, security agreement, mortgage, or other agreement executed and delivered by the Borrower or any guarantor or party granting security interests in connection with this Agreement, the Loans or any collateral for the Loans.

         "Measurement Period" means, for purposes of calculating the Cash Flow Leverage Ratio, Fixed Charge Coverage Ratio, and Interest and Lease Coverage
Ratio:

         (a) The period ending on December 28, 2001, consisting of Fiscal Quarter 1 plus Fiscal Quarter 2 of Fiscal Year 2002, with EBITDA, EBIT, Capital Expenditures, dividends and distributions, income taxes paid, Interest Expense, mandatory or scheduled payments of Funded Debt and Operating Lease Expense for such Measurement Period, as applicable for calculation of such Ratios, multiplied by 2;

         (b) The period ending on March 29, 2002 consisting of Fiscal Quarter 1, Fiscal Quarter 2, plus Fiscal Quarter 3 of Fiscal Year 2002, with EBITDA, EBIT, Capital Expenditures, dividends and distributions, income taxes paid, Interest Expense, mandatory or scheduled payments of Funded Debt and Operating Lease Expense for such Measurement Period, as applicable for calculation of such Ratios, multiplied by 4/3; and

         (c) Each period of four consecutive Fiscal Quarters ending on and after the ending date of Fiscal Year 2002.

         "Net Casualty Proceeds" means, with respect to a Casualty Disposition, the amount of insurance proceeds, proceeds of a condemnation award or other compensation received by the Borrower or a Subsidiary, net of the Borrower's good faith estimate of federal and state taxes, if any, payable with respect to such Casualty Disposition, and net of amounts which the Borrower or such Subsidiary elects within a reasonable period of time to reinvest in assets to replace the assets lost, damaged or condemned.

         "Net Issuance Proceeds" means, with respect to any sale or issuance by the Borrower or any Subsidiary of any equity securities of the Borrower or any Subsidiary to a Person other than the Borrower or a Subsidiary, cash or readily marketable cash equivalents received therefrom, whether at the time of such sale or issuance or subsequent thereto, net of all legal expenses, commissions and other fees and all costs and expenses directly related to such sale or issuance.

         "Net Sale Proceeds" means, with respect to any Asset Disposition, the sum of cash or readily marketable cash equivalents received (including by way of a cash generating sale or discounting of a note or account receivable) therefrom, whether at the time of such disposition or subsequent thereto, net of: (a) all legal, title and recording tax expenses, commissions and other fees and all costs and expenses directly related to such Asset Disposition; (b) the Borrower's good faith estimate of federal and state taxes payable in respect of receipt of proceeds of such Asset Disposition; (c) all payments made by the Borrower or any of its Subsidiaries on any Funded Debt which is secured by such assets pursuant to a permitted Lien upon or with respect to such assets or which must, by the terms of such Lien, in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition; and (d) amounts which the Borrower or such Subsidiary elects within a reasonable period of time to reinvest in substantially similar assets.

         "Notes" shall have the meaning set forth in Section 2.5.

         "Operating Lease Expense means, for any period of determination, the aggregate consolidated amount, without duplication, of amounts paid under leases of real or personal property that are not Capitalized Leases, including in all cases operating lease expense determined in accordance with GAAP.

         "Payment Date" means the Termination Date, plus (a) the last day of each Interest Period for each Eurodollar Advance and, if such Interest Period is in excess of three months after the first day of such Interest Period, and thereafter each day three months after each succeeding Payment Date; and (b) the last day of each March, June, September and December of each year for each Prime Rate Advance and for any fees.

         "PBGC" means the Pension Benefit Guaranty Corporation, established pursuant to Subtitle A of Title IV of ERISA, and any successor thereto or to the functions thereof.

         "Percentage" means, as to any Bank, the proportion, expressed as a percentage, that such Bank's Commitment bears to the total Commitments of all Banks.

         "Permitted Acquisitions" means acquisition by the Borrower of all or substantially all of the assets or stock, membership interest or other equity interests of another Person or Persons subject to the following: (a) no Default or Event of Default shall have occurred and continued at the time of such acquisition, (b) total consideration for such acquisitions (including cash paid, notes issued, Indebtedness assumed and all other consideration) for such acquisitions shall not exceed (i) $1,000,000 for acquisition of any one Person or related group of Persons, (ii) $2,500,000 during any period of four consecutive Fiscal Quarters, or (iii) $10,000,000 for all such acquisitions after the date of this Agreement.

         "Person" means any natural person, corporation, limited liability company, partnership, joint venture, firm, association, trust, unincorporated organization, government or governmental agency or political subdivision or any other entity, whether acting in an individual, fiduciary or other capacity.

         "Plan" means an employee benefit plan or other plan, maintained for employees of the Borrower or of any ERISA Affiliate, and subject to Title IV of ERISA or Section 412 of the Code.

         "Prime Rate" means the rate of interest from time to time announced by the Agent as its "prime rate." For purposes of determining any interest rate which is based on the Prime Rate, such interest rate shall be adjusted each time that the prime rate changes.

         "Prime Rate Advance" means an Advance designated as such in a notice of borrowing under Section 2.3 or a notice of continuation or conversion under
Section 2.4.

         "Related Party" means any Person (other than a Subsidiary): (a) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Borrower, (b) which beneficially owns or holds 5% or more of the equity interest of the Borrower; or
(c) 5% or more of the equity interest of which is beneficially owned or held by the Borrower or a Subsidiary. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

         "Reportable Event" means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such Section, with respect to a Plan, excluding, however, such events as to which the PBGC by regulation has waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided that a failure to meet the minimum funding standard of Section 412 of the Code and Section 302 of ERISA shall be a reportable event regardless of the issuance of any such waivers in accordance with Section 412(d) of the Code.

         "Required Banks" means those Banks whose total Percentage equals or exceeds 66 2/3%, or if no Commitments remain in effect, whose share of principal of the Loans constitutes at least 66 2/3% of the aggregate outstanding principal of all Loans. Notwithstanding the foregoing, if there are only two Banks, "Required Banks" shall mean both Banks.

         "Security Agreement" means the Security Agreement, dated as of July 31, 2001, between the Borrower and the Agent, as amended and restated by the Amended and Restated Security Agreement dated as of the date of this Credit Agreement, as such agreement may hereafter be amended, modified, renewed or replaced from time to time.

         "Subsidiary" means any Person of which or in which the Borrower and its other Subsidiaries own directly or indirectly 50% or more of: (a) the combined voting power of all classes of stock having general voting power under ordinary circumstances to elect a majority of the board of directors of such Person, if it is a corporation, (b) the capital interest or profit interest of such Person, if it is a partnership, joint venture or similar entity, or (c) the beneficial interest of such Person, if it is a trust, association or other unincorporated organization.

         "Subsidiary Guarantor" means Chronimed Holdings Inc., a Minnesota corporation.

         "Subsidiary Guaranty" means a Guaranty by the Subsidiary Guarantor in the form of Exhibit D attached hereto, as such Guaranty may hereafter be amended, modified, renewed or replaced from time to time.

         "Subsidiary Security Agreement" means a Security Agreement between the Subsidiary Guarantor and the Agent dated as of the date of this Credit Agreement, as such agreement may hereafter be amended, modified, renewed or replaced from time to time.

         "Termination Date" means the earliest of (a) January 16, 2003, (b) the date on which the Commitments are terminated pursuant to Section 10.2 hereof or
(c) the date on which the Commitments are reduced to zero pursuant to Section
4.3 hereof.

         Section 1.2 Accounting Terms and Calculations. Except as may be expressly provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder (including, without limitation, determination of compliance with financial ratios and restrictions in Articles VIII and IX hereof) shall be made in accordance with GAAP consistently applied. Any reference to "consolidated" financial terms shall be deemed to refer to those financial terms as applied to the Borrower and its Subsidiaries in accordance with GAAP.

         Section 1.3 Computation of Time Periods. In this Agreement, in the computation of a period of time from a specified date to a later specified date, unless otherwise stated the word "from" means "from and including" and the word "to" or "until" each means "to but excluding."

         Section 1.4 Other Definitional Terms. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. References to Sections, Exhibits, schedules and like references are to this Agreement unless otherwise expressly provided.

                           ARTICLE II TERMS OF LENDING

         Section 2.1 The Commitments. Subject to the terms and conditions hereof and in reliance upon the warranties of the Borrower herein, each Bank agrees, severally and not jointly, to make loans (each, a "Loan" and, collectively, the "Loans") to the Borrower from time to time from the date hereof until the Termination Date, during which period the Borrower may repay and reborrow in accordance with the provisions hereof, provided, that (a) the aggregate unpaid principal amount of the Loans of any Bank at any one time outstanding shall not exceed its Commitment, and (b) the aggregate unpaid principal amount of all Loans of all Banks and the aggregate Letter of Credit Obligations outstanding shall not exceed at any time the lesser of (i) the Commitments of all Banks, or
(ii) the Borrowing Base, determined as of the most recent monthly Borrowing Base Certificate delivered by the Borrower to the Agent. The Loans shall be made by the Banks on a pro rata basis, calculated for each Bank based on its Percentage.

         Section 2.2 Advance Options. Prior to delivery of the annual financial statements of the Borrower for Fiscal Year 2002, all Loans shall be Prime Rate Advances. After such delivery, the Loans shall be constituted of Eurodollar Advances and Prime Rate Advances, as shall be selected by the Borrower, except as otherwise provided herein. Any combination of types of Advances may be outstanding at the same time, except that the total number of outstanding Eurodollar Advances shall not exceed 6 at any one time. Each Advance shall be in a minimum amount of $500,000 or in an integral multiple of $100,000 above such amount.

         Section 2.3 Borrowing Procedures.

         (a) Request by Borrower. Any request by the Borrower for a Loan or Letter of Credit shall be in writing, or by telephone promptly confirmed in writing, and must be given so as to be received by the Agent not later than:

                  (i) 10:00 a.m., Minneapolis time, on the Business Day of the requested Loan, if the Loan shall be comprised of Prime Rate Advances;

                  (ii) 10:00 a.m., Minneapolis time, three Business days prior to the date of the requested Loan, if the Loan shall be, or shall include, a Eurodollar Advance; or

                  (iii) 10:00 a.m., Minneapolis time, three Business days prior to the date of any requested Letter of Credit.

         Each request shall specify (1) the borrowing date (which shall be a Business Day), (2) the amount of such Loan and the type or types of Advances comprising such Loan, (3) if such Loan shall include Eurodollar Advances, the initial Interest Periods for such Advances, and (4) if a request for a Letter of Credit, the form of such Letter of Credit and such other information as the Agent shall reasonably request.

         (b) Funding of Agent. The Agent shall promptly notify each other Bank of the receipt of such request, the matters specified therein, and of such Bank's Percentage of the requested Loans. On the date of the requested Loans, each Bank shall provide its share of the requested Loans to the Agent in immediately available funds not later than 1:00 p.m., Minneapolis time. Unless the Agent determines that any applicable condition specified in Article VI has not been satisfied, the Agent will make the requested Loans available to the Borrower at the Agent's principal office in Minneapolis, Minnesota in immediately available funds not later than 5:00 p.m. (Minneapolis time) on the lending date so requested. If the Agent has made a Loan to the Borrower on behalf of a Bank but has not received the amount of such Loan from such Bank by the time herein required, such Bank shall pay interest to the Agent on the amount so advanced at the overnight Federal Funds rate from the date of such Loan to the date funds are received by the Agent from such Bank, such interest to be payable with such remittance from such Bank of the principal amount of such Loan (provided, however, that the Agent shall not make any Loan on behalf of a Bank if the Agent has received prior notice from such Bank that it will not make such Loan). If the Agent does not receive payment from such Bank by the next Business Day after the date of any Loan, the Agent shall be entitled to recover such Loan, with interest thereon at the rate then applicable to the such Loan, on demand, from the Borrower, without prejudice to the Agent's and the Borrower's rights against such Bank. If such Bank pays the Agent the amount herein required with interest at the overnight rate before the Agent has recovered from the Borrower, such Bank shall be entitled to the interest payable by the Borrower with respect to the Loan in question accruing from the date the Agent made such Loan.

         2.4 Continuation or Conversion of Loans. The Borrower may elect to (i) continue any outstanding Eurodollar Advance from one Interest Period into a subsequent Interest Period to begin on the last day of the earlier Interest Period, or (ii) convert any outstanding Advance into another type of Advance (on the last day of an Interest Period only, in the instance of a Eurodollar Advance), by giving the Agent notice in writing, or by telephone promptly confirmed in writing, given so as to be received by the Agent not later than:

         (a) 10:00 a.m., Minneapolis time, on the Business Day of the requested continuation or conversion, if the continuing or converted Advance shall be a Prime Rate Advance; or

         (b) 10:00 a.m., Minneapolis time, three Business days prior to the date of the requested continuation or conversion, if the continuing or converted Advance shall be a Eurodollar Advance.

Each notice of continuation or conversion of an Advance shall specify (i) the effective date of the continuation or conversion date (which shall be a Business
Day), (ii) the amount and the type or types of Advances following such continuation or conversion (subject to the limitation on amount set forth in Section 2.2), and (iii) for continuation as, or conversion into, Eurodollar Advances, the Interest Periods for such Advances. Absent timely notice of continuation or conversion, the Agent may, at its option, convert the Advance into a Prime Rate Advance, but until so converted, the Advance shall continue to bear interest at the rate applicable thereto prior to expiration of the prior Interest Period. No Advance shall be continued as, or converted into, a Eurodollar Advance if the shortest Interest Period for such Advance may not transpire prior to the Termination Date or if a Default or Event of Default shall exist.

         Section 2.5 The Notes. The Loans of each Bank shall be evidenced by a promissory note of the Borrower (the "Notes"), substantially in the form of Exhibit A hereto, in the amount of such Bank's Commitment originally in effect and dated as of the date of this Agreement. The Banks shall enter in their respective records the amount of each Loan and Advance, the rate of interest borne by each Advance and the payments made on the Loans, and such records shall be deemed conclusive evidence of the subject matter thereof, absent manifest error.

         Section 2.6 Funding Losses. In the event of (a) any failure of the Borrower to borrow, continue or convert a Eurodollar Advance on a date specified in a notice thereof, or (b) any payment (including, without limitation, any payment pursuant to Section 4.2, 4.3 or 10.2), prepayment or conversion of any Eurodollar Advance on a date other than the last day of the Interest Period for such Advance, the Borrower agrees to pay each Bank's costs, expenses and Interest Differential (as determined by such Bank) incurred as a result of such event. The term "Interest Differential" shall mean that sum equal to the greater of 0 or the financial loss incurred by each Bank resulting from such event, calculated as the difference between the amount of interest such Bank would have earned (from like investments in the Money Markets as of the first day of the Interest Period of the relevant Advance) had such event not occurred and the interest the Bank will actually earn (from like investments in the Money Markets as of the date of such event) as a result of the redeployment of funds from such event. Because of the short-term nature of this facility, the Borrower agrees that the Interest Differential shall not be discounted to its present value. The term "Money Markets" refers to one or more wholesale funding markets available to the Banks, including negotiable certificates of deposit, commercial paper, eurodollar deposits, bank notes, federal funds and others. Such determinations by each Bank shall be conclusive in the absence of manifest error.

         Section 2.7 Letters of Credit.

         (a) Letters of Credit. Subject to the terms and conditions of this Agreement, the Borrower may, in addition to Loans provided for in
         Section 2.1 hereof, request that the Agent issue letters of credit for the account of the Borrower, by making such request as provided in
         Section 2.3 hereof (such letters of credit as any of them may be amended, supplemented, extended or confirmed from time to time, being herein collectively called the `Letters of Credit'). The face amount of the Letters of Credit outstanding at any time shall be limited so that the aggregate Letter of Credit Obligations not exceed $5,000,000, and the sum of Letter of Credit Obligations plus Loans under Section 2.1 shall not exceed at any time the lesser of (i) the Commitment of all Banks, or (ii) the Borrowing Base. The Agent may, at its discretion, elect to issue or decline to issue any requested Letter of Credit. Upon the date of the issuance of a Letter of Credit, the Agent shall be deemed, without further action by any party hereto, to have sold to each Bank, and each Bank shall be deemed without further action by any party hereto, to have purchased from the Agent, a participation, in a percentage equal to such Bank's Percentage of such Letter of Credit and the related Letter of Credit Obligations. No Letter of Credit issued pursuant to this Agreement shall have an expiration date later than one year from date of issuance or later than the Termination Date.

         (b) Additional Provisions. The following additional provisions shall apply to each Letter of Credit:

                  (i) Upon receipt of any request for a Letter of Credit, the Agent shall notify each Bank of the contents of such request and of such Bank's Percentage of the amount of such proposed Letter of Credit.

                  (ii) No Letter of Credit may be issued if after giving effect thereto the sum of (x) the aggregate outstanding principal amount of Loans plus (y) the aggregate Letter of Credit Obligations would exceed the Total Commitment. The

                  Commitment of each Bank shall be deemed to be utilized for all purposes hereof in an amount equal to such Bank's Percentage of the Letter of Credit Obligations.

                  (iii) Upon receipt from the beneficiary of any Letter of Credit of any demand for payment thereunder, Agent shall promptly notify the Borrower and each Bank as to the amount to be paid as a result of such demand and the payment date. If at any time the Agent shall have made a payment to a beneficiary of such Letter of Credit in respect of a drawing or in respect of an acceptance created in connection with a drawing under such Letter of Credit, each Bank will pay to Agent immediately upon demand by the Agent at any time during the period commencing after such payment until reimbursement thereof in full by the Borrower, an amount equal to such Bank's Percentage of such payment, together with interest on such amount for each day from the date of demand for such payment (or, if such demand is made after 2:00 a.m. Minneapolis time on such date, from the next succeeding Business Day) to the date of payment by such Bank of such amount at a rate of interest per annum equal to the overnight Federal Funds rate for such period.

                  (iv) The Borrower shall be irrevocably and unconditionally obligated forthwith to reimburse the Agent for any amount paid by the Agent upon any drawing under any Letter of Credit, without presentment, demand, protest or other formalities of any kind, all of which are hereby waived. Such reimbursement may, subject to satisfaction of all conditions precedent and to the available Commitment (after adjustment in the same to reflect the elimination of the corresponding Letter of Credit Obligation), be made by the borrowing of Loans. The Agent will pay to each Bank such Bank's Percentage of all amounts received from the Borrower for application in payment, in whole or in part, of a Letter of Credit Obligation, but only to the extent such Bank has made payment to the Agent in respect of such Letter of Credit pursuant to clause (iii) above.

                  (v) The Borrower will pay to Agent for the account of each Bank in accordance with its Percentage letter of credit fee with respect to each Letter of Credit equal to an amount, calculated on the basis of face amount of each Letter of Credit, in each case for the period from and including the date of issuance of such Letter of Credit to and including the date of expiration or termination thereof at a per annum rate equal to the Applicable Margin for Eurodollar Advances applicable from time to time, such fee to be due and payable in advance on the date of the issuance thereof. The Agent will pay to each Bank, promptly after receiving any payment in respect of letter of credit fee referred to in this clause
                  (v), an amount equal to the product of such Bank's Percentage times the amount of such fees. The Borrower shall also pay to Agent at the Principal Office for the account of the Agent an up-front issuance fee of 0.125% of the face amount of the applicable

                  Letter of Credit. The Borrower shall pay to the Agent the Agent's fees in connection with each Letter of Credit (including amendment fees, negotiation fees and others) in accordance with the Agent's standard fee schedule in effect from time to time. All fees hereunder shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed.

                  (vi) The issuance by the Agent of each Letter of Credit shall, in addition to the discretionary nature of this facility, be subject to the conditions precedent that the Borrower shall have executed and delivered such applications and other instruments and agreements relating to such Letter of Credit as the Agent shall have reasonably requested and are not inconsistent with the terms of this Agreement (the `Letter of Credit Agreements'). In the event of a conflict between the terms of this Agreement and the terms of any Letter of Credit Agreement, the terms hereof shall control.

         (c) Indemnification and Release. The Borrower hereby indemnifies and holds harmless the Agent and each Bank from and against any and all claims and damages, losses, liabilities, costs or expenses which the Agent or such Bank may incur (or which may be claimed against the Agent or such Bank by any Person whatsoever), REGARDLESS OF WHETHER CAUSED IN WHOLE OR IN PART BY THE NEGLIGENCE OF ANY OF THE INDEMNIFIED PARTIES, in connection with the execution and delivery of any Letter of Credit or transfer of or payment or failure to pay under any Letter of Credit; provided that the Borrower shall not be required to indemnify any party seeking indemnification for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by (x) the willful misconduct or gross negligence of the party seeking indemnification, or (y) by the failure by the party seeking indemnification to pay under any Letter of Credit after the presentation to it of a request required to be paid under applicable law.


                          ARTICLE III INTEREST AND FEES

         Section 3.1  Interest.

         (a) Eurodollar Advances. The unpaid principal amount of each Eurodollar Advance shall bear interest prior to maturity at a rate per annum equal to the Eurodollar Rate (Reserve Adjusted) in effect for each Interest Period for such Eurodollar Advance plus the Applicable Margin.

         (b) Prime Rate Advances. The unpaid principal amount of each Prime Rate Advance shall bear interest prior to maturity at a rate per annum equal to the Prime Rate plus the Applicable Margin.

         (c) Interest After Maturity. Any amount of the Loans not paid when due, whether at the date scheduled therefor or earlier upon acceleration, shall bear interest until paid in full at a rate per annum equal to the greater of (i) 2.00% in excess of the rate applicable to the unpaid principal amount immediately before it became due, or (ii) 3.00% in excess of the Prime Rate in effect from time to time.

         Section 3.2 Computation. Interest shall be computed on the basis of actual days elapsed and a year of 360 days.

         Section 3.3 Payment Dates. Accrued interest under Section 3.1(a) and
(b) shall be payable on the applicable Payment Dates. Accrued interest under
Section 3.1(c) shall be payable on demand.

         Section 3.4 Agent's Fees. The Borrower shall pay to the Agent the fees described in the Agent's Fee Letter.

           ARTICLE IV PAYMENTS, PREPAYMENTS, REDUCTION OR TERMINATION
                            OF THE CREDIT AND SETOFF

         Section 4.1 Repayment. Principal of the Loans, together with all accrued and unpaid interest thereon, shall be due and payable on the Termination Date.

         Section 4.2 Prepayments.

         (a) Optional Prepayments. The Borrower may prepay the Loans, in whole or in part, at any time subject to the provisions of Section 2.6, without any other premium or penalty. Each partial prepayment shall be in a minimum amount of $500,000 or in an integral multiple of $100,000 above such amount. The Borrower shall give the Agent one Business Day's prior notice of prepayment of a Eurodollar Advance and any prepayment of a Eurodollar Advance shall be in an amount equal to the remaining entire principal balance of such Eurodollar Advance.

         (b) Mandatory Prepayment - Asset and Casualty Dispositions and Equity Issuance. The Borrower shall prepay the Loans in the following amounts:

                  (i) Asset Dispositions. One Hundred Percent (100%) of the aggregate Net Sale Proceeds realized upon all Asset Disposition if such Net Sale Proceeds of any asset in a single transaction or a series of related transactions exceeds $100,000;

                  (ii) Casualty Dispositions. One Hundred Percent (100%) of the aggregate Net Casualty Proceeds realized upon all Casualty Dispositions if such Net Casualty Proceeds of any asset in a single transaction or a series of related transactions exceeds $100,000; and

                  (iii) Equity Issuance. One Hundred Percent (100%) of the Net Issuance Proceeds realized upon the sale by the Borrower or such Subsidiary of any issuance of its equity securities in excess of $1,000,000 on and after the date of this Agreement.

         Prepayment under this Section 4.2(b) shall be made as soon as possible following prompt determination of the amount thereof by the Borrower, provided, that to the extent applied to Eurodollar Advances, such amounts need not be paid by the Borrower until the end of the applicable Interest Period. Prepayments under this subsection Section 4.2(b) shall be applied first, to any outstanding Prime Rate Advances, and thereafter to any outstanding Eurodollar Advances.

         (c) Mandatory Prepayment - Borrowing Base. If at any time the aggregate unpaid principal amount of all Loans of all Banks and the aggregate Letter of Credit Obligations outstanding shall exceed the lesser of (i) the Commitments of all Banks, or (ii) the Borrowing Base, the Borrower shall (x) prepay the Loans in the amount of such excess, and (y) if all of the Loans are paid in full and such excess still exists, deliver cash collateral for the Letter of Credit Obligations in the amount of such excess to be held as described in Section 10.4.

         Section 4.3 Reduction or Termination of Commitments. The Borrower may, at any time, upon no less than three Business Days prior written or telephonic notice received by the Agent, reduce the Commitments of all Banks, such reduction to be in a minimum amount of $1,000,000 or an integral multiple thereof and to be applied ratably to the Commitments of the respective Banks. The Borrower may, at any time, upon not less than three Business Days prior written notice to the Agent, terminate the Commitments in their entirety. Upon termination of the Commitments pursuant to this Section, the Borrower shall pay to the Agent for the account of the Banks the full amount of all outstanding Loans, all accrued and unpaid interest thereon, and all other unpaid obligations of the Borrower to the Banks hereunder. Upon any reduction in the Commitments pursuant to this Section, the Borrower shall pay to the Agent for the account of the Banks the amount, if any, by which the aggregate unpaid principal amount of outstanding Loans exceeds the total Commitments of all Banks as so reduced. Amounts so paid cannot be reborrowed. All prepayments described in this Section shall be subject to the provisions of Section 2.6.

         Section 4.4 Payments. Payments and prepayments of principal of, and interest on, the Notes and all fees, expenses and other obligations under the Loan Documents shall be made without set-off or counterclaim in immediately available funds not later than 2:00 p.m., Minneapolis time, on the dates due at the main office of the Agent in Minneapolis, Minnesota. Funds received on any day after such time shall be deemed to have been received on the next Business Day. The Agent shall promptly distribute in like funds to each Bank its Percentage share of each such payment of principal and interest. Subject to the definition of the term "Interest Period", whenever any payment to be made hereunder or on the Notes shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of any interest or fees.

         Section 4.5 Proration of Payments. If any Bank or other holder of a Loan shall obtain any payment or other recovery (whether voluntary, involuntary, by application of offset, pursuant to the guaranty hereunder, or otherwise) on account of principal of, interest on, or fees with respect to any Loan, or payment of any Letter of Credit Obligations, in any case in excess of the share of payments and other recoveries of other Banks or holders, such Bank or other holder shall purchase from the other Banks or holders, in a manner to be specified by the Agent, such participations in the Loans held by such other Banks or holders as shall be necessary to cause such purchasing Bank or other holder to share the excess payment or other recovery ratably with each of such other Banks or holders; provided, however, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Bank or holder, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

         Section 4.6 Clean-Down Periods. The Borrower shall repay the Loans and not borrow additional Loans so that the outstanding principal balance of all Loans does not exceed (a) $5,000,000 for at least one Business Day of during Fiscal Year 2002, and (b) $10,000,000 for at least one Business day during each Fiscal Year thereafter.

                ARTICLE V ADDITIONAL PROVISIONS RELATING TO LOANS

         Section 5.1 Increased Costs. If, as a result of any law, rule, regulation, treaty or directive, or any change therein or in the interpretation or administration thereof, or compliance by the Banks with any request or directive (whether or not having the force of law) from any court, central bank, governmental authority, agency or instrumentality, or comparable agency:

         (a) any tax, duty or other charge with respect to any Loan, the Notes or the Commitments is imposed, modified or deemed applicable, or the basis of taxation of payments to any Bank of interest or principal of the Loans (other than taxes imposed on the overall net income of such Bank by the jurisdiction in which such Bank has its principal office) is changed;

         (b) any reserve, special deposit, special assessment or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Bank is imposed, modified or deemed applicable;

         (c) any increase in the amount of capital required or expected to be maintained by any Bank or any Person controlling such Bank is imposed, modified or deemed applicable; or

         (d) any other condition affecting this Agreement or the Commitments is imposed on any Bank or the relevant funding markets;

and such Bank determines that, by reason thereof, the cost to such Bank of making or maintaining the Loans, issuing or participating in the Letters of Credit or extending its Commitment is increased, or the amount of any sum receivable by such Bank hereunder or under the Notes in respect of any Loan is reduced;

then, the Borrower shall pay to such Bank upon demand such additional amount or amounts as will compensate such Bank (or the controlling Person in the instance of (c) above) for such additional costs or reduction (provided that such Bank have not been compensated for such additional cost or reduction in the calculation of the Eurodollar Reserve Rate). Determinations by each Banks for purposes of this Section 5.1 of the additional amounts required to compensate such Bank shall be conclusive in the absence of manifest error. In determining such amounts, the Banks may use any reasonable averaging, attribution and allocation methods.

         Section 5.2 Deposits Unavailable or Interest Rate Unascertainable or Inadequate; Impracticability. If the Agent determines (which determination shall be conclusive and binding on the parties hereto) that:

         (a) deposits of the necessary amount for the relevant Interest Period for any Eurodollar Advance are not available in the relevant markets or that, by reason of circumstances affecting such market, adequate and reasonable means do not exist for ascertaining the Eurodollar Interbank Rate for such Interest Period;

         (b) the Eurodollar Rate (Reserve Adjusted) will not adequately and fairly reflect the cost to the Banks of making or funding the Eurodollar Advance for a relevant Interest Period; or

         (c) the making or funding of Eurodollar Advances has become impracticable as a result of any event occurring after the date of this Agreement which, in the opinion of the Agent, materially and adversely affects such Advances or any Bank's Commitment or the relevant market;

the Agent shall promptly give notice of such determination to the Borrower, and
(i) any notice of a new Eurodollar Advance previously given by the Borrower and not yet borrowed or converted shall be deemed to be a notice to make a Prime Rate Advance, and (ii) the Borrower shall be obligated to either prepay in full any outstanding Eurodollar Advances, without premium or penalty on the last day of the current Interest Period with respect thereto or convert any such Eurodollar Advance to a Prime Rate Advance on such last day.

         Section 5.3 Changes in Law Rendering Eurodollar Advances Unlawful. If at any time due to the adoption of any law, rule, regulation, treaty or directive, or any change therein or in the interpretation or administration thereof by any court, central bank, governmental authority, agency or instrumentality, or comparable agency charged with the interpretation or administration thereof, or for any other reason arising subsequent to the date of this Agreement, it shall become unlawful or impossible for any Bank to make or fund any Eurodollar Advance, the obligation of such Bank to provide such Advance shall, upon the happening of such event, forthwith be suspended for the duration of such illegality or impossibility. If any such event shall make it unlawful or impossible for the Bank to continue any Eurodollar Advance previously made by it hereunder, such Bank shall, upon the happening of such event, notify the Agent and the Borrower thereof in writing, and the Borrower shall, at the time notified by such Bank, either convert each such unlawful Advance to a Prime Rate Advance or repay such Advance in full, together with accrued interest thereon, subject to the provisions of Section 2.6.

         Section 5.4 Discretion of the Banks as to Manner of Funding. Notwithstanding any provision of this Agreement to the contrary, each Bank shall be entitled to fund and maintain its funding of all or any part of the Loans in any manner it elects; it being understood, however, that for purposes of this Agreement, all determinations hereunder shall be made as if the Banks had actually funded and maintained each Eurodollar Advance during the Interest Period for such Advance through the purchase of deposits having a term corresponding to such Interest Period and bearing an interest rate equal to the Eurodollar Interbank Rate for such Interest Period (whether or not any Bank shall have granted any participations in such Advances).

                         ARTICLE VI CONDITIONS PRECEDENT

         Section 6.1 Conditions of Initial Loan. The obligation of the Banks to make the initial Loan hereunder shall be subject to the satisfaction of the conditions precedent, in addition to the applicable conditions precedent set forth in Section 6.2 below, that the Agent shall have received all of the following, in form and substance satisfactory to the Agent, each duly executed and certified or dated as of the date of this Agreement or such other date as is satisfactory to the Agent:

         (a) The Notes payable to each Bank executed by a duly authorized officer of the Borrower.

         (b)  The Subsidiary Guaranty.

         (c) The Amended and Restated Security Agreement (as described in the definition of "Security Agreement") and the Subsidiary Security Agreement, and each financing statement and other document requested by the Agent to perfect the security interest of the Collateral Agent thereunder, lien searches for each relevant jurisdiction, and each further document (including landlord's or mortgagee's waivers and insurance documents) required under the Security Agreement.

         (d) Certificates of the Secretary or an Assistant Secretary of the Borrower and of the Subsidiary Guarantor, attesting to and attaching
         (i) a copy of the corporate resolution of the Borrower and Subsidiary Guarantor authorizing the execution, delivery and performance of the Loan Documents, (ii) an incumbency certificate showing the names and titles, and bearing the signatures of, the officers of the Borrower and Subsidiary Guarantor authorized to execute the Loan Documents, (iii) a copy of the Articles or Certificate of Incorporation of the Borrower and Subsidiary Guarantor with all amendments thereto, and (iv) a copy of the By-Laws of the Borrower and Subsidiary Guarantor with all amendments thereto.

         (d) A Certificate of Good Standing for the Borrower and Subsidiary Guarantor in the jurisdiction of its incorporation, certified by the appropriate governmental officials.

         (e) An opinion of counsel to the Borrower and Subsidiary Guarantor, addressed to the Bank, in substantially the form of Exhibit E.

         (f) The Borrowing Base Certificate for the month most recently ended (or if ended less than 25 days before the closing date, the prior month).

         Section 6.2 Conditions Precedent to all Loans. The obligation of the Bank to make any Loan hereunder (including the initial Loan) shall be subject to the satisfaction of the following conditions precedent (and any request for a Loan shall be deemed a representation by the Borrower that the following are satisfied):

         (a) Before and after giving effect to such Loan, the representation and warranties contained in Article VII shall be true and correct, as though made on the date of such Loan.

         (b) Before and after giving effect to such Loan, no Default or Event of Default shall have occurred and be continuing.

                   ARTICLE VII REPRESENTATIONS AND WARRANTIES

         To induce the Agent and the Banks to enter into this Agreement, to grant the Commitments and to make Loans hereunder, the Borrower represents and warrants to the Agent and the Banks:

         Section 7.1 Organization, Standing, Etc. The Borrower and each of its corporate Subsidiaries are corporations duly incorporated and validly existing and in good standing under the laws of the jurisdiction of their respective incorporation and have all requisite corporate power and authority to carry on their respective businesses as now conducted, to (in the instance of the Borrower) enter into the Loan Documents and to perform its obligations under the Loan Documents. The Borrower and each of its Subsidiaries are duly qualified and in good standing as a foreign corporation in each jurisdiction in which the character of the properties owned, leased or operated by it or the business conducted by it makes such qualification necessary, and where failure to so qualify would not constitute an Adverse Event.

         Section 7.2 Authorization and Validity. The execution, delivery and performance by the Borrower of the Loan Documents have been duly authorized by all necessary corporate action by the Borrower, and the Loan Documents constitute the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms, subject to limitations as to enforceability which might result from bankruptcy, insolvency, moratorium and other similar laws affecting creditors' rights generally and subject to limitations on the availability of equitable remedies.

         Section 7.3 No Conflict; No Default. The execution, delivery and performance by the Borrower of the Loan Documents will not (a) violate any provision of any law, statute, rule or regulation or any order, writ, judgment, injunction, decree, determination or award of any court, governmental agency or arbitrator presently in effect having applicability to the Borrower, (b) violate or contravene any provisions of the Articles (or Certificate) of Incorporation or by-laws of the Borrower, or (c) result in a breach of or constitute a default under any indenture, loan or credit agreement or any other agreement, lease or instrument to which the Borrower is a party or by which it or any of its properties may be bound or result in the creation of any Lien on any asset of the Borrower or any Subsidiary. Neither the Borrower nor any Subsidiary is in default under or in violation of any such law, statute, rule or regulation, order, writ, judgment, injunction, decree, determination or award or any such indenture, loan or credit agreement or other agreement, lease or instrument in any case in which the consequences of such default or violation could constitute an Adverse Event. No Default or Event of Default has occurred and is continuing.

         Section 7.4 Government Consent. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority is required on the part of the Borrower to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, the Loan Documents.

         Section 7.5 Financial Statements and Condition. The Borrower's audited consolidated and consolidating financial statements for Fiscal Year 2001, and its unaudited consolidated and consolidating financial statements for Fiscal Quarter 1 of Fiscal Year 2002, as heretofore furnished to the Banks, have been prepared in accordance with GAAP on a consistent basis and fairly present the financial condition of the Borrower and its Subsidiaries as at such dates and the results of their operations and changes in financial position for the respective periods then ended. As of the dates of such financial statements, neither the Borrower nor any Subsidiary had any material obligation, contingent liability, liability for taxes or long-term lease obligation which is not reflected in such financial statements or in the notes thereto. Since the end of Fiscal Year 2001, no Adverse Event has occurred. The dates of the last days of the Borrower's Fiscal Quarters and Fiscal Years are set forth on Schedule 7.5.

         Section 7.6 Litigation and Contingent Liabilities. Except as described in Schedule 7.6, there are no actions, suits or proceedings pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any Subsidiary or any of their properties before any court or arbitrator, or any governmental department, board, agency or other instrumentality which, if determined adversely to the Borrower or such Subsidiary, could constitute an Adverse Event. Except as described in Schedule 7.6, neither the Borrower nor any Subsidiary has any contingent liabilities which are material to the Borrower and the Subsidiaries as a consolidated enterprise.

         Section 7.7 Compliance. The Borrower and its Subsidiaries are in material compliance with all statutes and governmental rules and regulations applicable to them.

         Section 7.8 Environmental, Health and Safety Laws. There does not exist any violation by the Borrower or any Subsidiary of any applicable federal, state or local law, rule or regulation or order of any government, governmental department, board, agency or other instrumentality relating to environmental, pollution, health or safety matters which will or threatens to impose a material liability on the Borrower or a Subsidiary or which would require a material expenditure by the Borrower or such Subsidiary to cure. Neither the Borrower nor any Subsidiary has received any notice to the effect that any part of its operations or properties is not in material compliance with any such law, rule, regulation or order or notice that it or its property is the subject of any governmental investigation evaluating whether any remedial action is needed to respond to any release of any toxic or hazardous waste or substance into the environment, the consequences of which non-compliance or remedial action could constitute an Adverse Event.

         Section 7.9 ERISA. Each Plan complies with all material applicable requirements of ERISA and the Code and with all material applicable rulings and regulations issued under the provisions of ERISA and the Code setting forth those requirements. No Reportable Event, other than a Reportable Event for which the reporting requirements have been waived by regulations of the PBGC, has occurred and is continuing with respect to any Plan. All of the minimum funding standards applicable to such Plans have been satisfied and there exists no event or condition which would permit the institution of proceedings to terminate any Plan under Section 4042 of ERISA. The current value of the Plans' benefits guaranteed under Title IV or ERISA does not exceed the current value of the Plans' assets allocable to such benefits.

         Section 7.10 Regulation U. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System) and no part of the proceeds of any Loan will be used to purchase or carry margin stock or for any other purpose which would violate any of the margin requirements of the Board of Governors of the Federal Reserve System.

         Section 7.11 Ownership of Property; Liens. Each of the Borrower and the Subsidiaries has good and marketable title to its real properties and good and sufficient title to its other properties, including all properties and assets referred to as owned by the Borrower and its Subsidiaries in the audited financial statement of the Borrower referred to in
Section 7.5 (other than property disposed of since the date of such financial statement in the ordinary course of business). None of the properties, revenues or assets of the Borrower or any of its Subsidiaries is subject to a Lien, except for (a) Liens disclosed in the financial statements referred to in
Section 7.5, (b) Liens listed on Schedule 7.11, or (c) Liens allowed under
Section 9.13.

         Section 7.12 Taxes. Each of the Borrower and the Subsidiaries has filed all federal, state and local tax returns required to be filed and has paid or made provision for the payment of all taxes due and payable pursuant to such returns and pursuant to any assessments made against it or any of its property and all other taxes, fees and other charges imposed on it or any of its property by any governmental authority (other than taxes, fees or charges the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the books of the Borrower). No tax Liens have been filed and no material claims are being asserted with respect to any such taxes, fees or charges. The charges, accruals and reserves on the books of the Borrower in respect of taxes and other governmental charges are adequate.

         Section 7.13 Trademarks, Patents. Each of the Borrower and the Subsidiaries possesses or has the right to use all of the patents, trademarks, trade names, service marks and copyrights, and applications therefor, and all technology, know-how, processes, methods and designs used in or necessary for the conduct of its business, without known conflict with the rights of others.

         Section 7.14 Investment Company Act. Neither the Borrower nor any Subsidiary is an "investment company" or a company "controlled" by an investment company within the meaning of the Investment Company Act of 1940, as amended.

         Section 7.15 Public Utility Holding Company Act. Neither the Borrower nor any Subsidiary is a "holding company" or a "subsidiary company" of a holding company or an "affiliate" of a holding company or of a subsidiary company of a holding company within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         Section 7.16 Subsidiaries. Schedule 7.16 sets forth as of the date of this Agreement a list of all Subsidiaries and the number and percentage of the shares of each class of capital stock owned beneficially or of record by the Borrower or any Subsidiary therein, and the jurisdiction of incorporation of each Subsidiary.

         Section 7.17 Partnerships and Joint Ventures. Schedule 7.17 sets forth as of the date of this Agreement a list of all partnerships or joint ventures in which the Borrower or any Subsidiary is a partner (limited or general) or joint venturer.

                       ARTICLE VIII AFFIRMATIVE COVENANTS

         From the date of this Agreement and thereafter until the Commitments are terminated or expire and the Loans and all other liabilities of the Borrower to the Banks hereunder and under the Note have been paid in full, the Borrower will do, and will cause each Subsidiary (except in the instance of Section 8.1) to do, all of the following:

         Section 8.1 Financial Statements and Reports. Furnish to the Banks:

         (a) As soon as available and in any event within 90 days after the end of each Fiscal Year of the Borrower, the annual audit report of the Borrower and its Subsidiaries prepared on a consolidating and consolidated basis and in conformity with GAAP, consisting of at least statements of income, cash flow, changes in financial position and stockholders' equity, and a consolidated balance sheet as at the end of such Fiscal Year, setting forth in each case in comparative form corresponding figures from the previous annual audit, certified without qualification by independent certified public accountants of recognized standing selected by the Borrower and acceptable to the Bank, together with any management letters, management reports or other supplementary comments or reports to the Borrower or its board of directors furnished by such accountants and the Borrower's report filed with the Securities and Exchange Commission on Form 10K.

         (b) As soon as available and in any event within 45 days after the end of each Fiscal Year, an annual budget for the next Fiscal Year, including anticipated expenditures and cash flows and other information reasonably requested by the Agent.

         (c) As soon as available and in any event within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, a copy of the unaudited financial statement of the Borrower and its subsidiaries prepared in the same manner as the audit report referred to in Section 8.1(a), signed by the Borrower's chief financial officer, consisting of at least consolidated statements of income, cash flow, changes in financial position and stockholders' equity for the Borrower and the Subsidiaries for such Fiscal Quarter and for the period from the beginning of such Fiscal Year to the end of such Fiscal Quarter, and a consolidated balance sheet of the Borrower as at the end of such Fiscal Quarter and the Borrower's report filed with the Securities and Exchange Commission on Form 10Q.

         (d) Together with the financial statements furnished by the Borrower under Sections 8.1(a) and 8.1(c), a Compliance Certificate signed by the chief financial officer of the Borrower stating that as at the date of each such financial statement there did not exist any Default or Event of Default or, if such Default or Event of Default existed, specifying the nature and period of existence thereof and what action the Borrower proposes to take with respect thereto.

         (e) Within 30 days after the end of each month, a Borrowing Base Certificate as of the end of such month.

         (f) Immediately upon becoming aware of any Default or Event of Default, a notice describing the nature thereof and what action the Borrower proposes to take with respect thereto.

         (g) Immediately upon becoming aware of the occurrence, with respect to any Plan, of any Reportable Event (other than a Reportable Event for which the reporting requirements have been waived by PBGC regulations) or any "prohibited transaction" (as defined in Section 4975 of the Code), a notice specifying the nature thereof and what action the Borrower proposes to take with respect thereto, and, when received, copies of any notice from PBGC of intention to terminate or have a trustee appointed for any Plan.

         (h) Promptly upon the mailing or filing thereof, copies of all financial statements, reports and proxy statements mailed to the Borrower's shareholders, and copies of all registration statements, periodic reports and other documents filed with the Securities and Exchange Commission (or any successor thereto) or any national securities exchange.

         (i) Immediately upon becoming aware of the occurrence thereof, notice of the institution of any litigation, arbitration or governmental proceeding, or the rendering of a judgment or decision in such litigation or proceeding, which is material to the Borrower and its Subsidiaries as a consolidated enterprise, and the steps being taken by the Person(s) affected by such proceeding.

         (j) Immediately upon becoming aware of the occurrence thereof, notice of any violation as to any environmental matter by the Borrower or any Subsidiary and of the commencement of any judicial or administrative proceeding relating to health, safety or environmental matters (i) in which an adverse determination or result could result in the revocation of or have a material adverse effect on any operating permits, air emission permits, water discharge permits, hazardous waste permits or other permits held by the Borrower or any Subsidiary which are material to the operations of the Borrower or such Subsidiary, or (ii) which will or threatens to impose a material liability on the Borrower or such Subsidiary to any Person or which will require a material expenditure by the Borrower or such Subsidiary to cure any alleged problem or violation.

         (k) From time to time, such other information regarding the business, operation and financial condition of the Borrower and the Subsidiaries as any Bank may reasonably request.

         Section 8.2 Corporate Existence. Subject to Section 9.1 in the instance of a Subsidiary, maintain its corporate existence in good standing under the laws of its jurisdiction of incorporation and its qualification to transact business in each jurisdiction in which the character of the properties owned, leased or operated by it or the business conducted by it makes such qualification necessary and where failure to so qualify would constitute an Adverse Event.

         Section 8.3 Insurance. Maintain with financially sound and reputable insurance companies such insurance as may be required by law and such other insurance in such amounts and against such hazards as is customary in the case of reputable corporations engaged in the same or similar business and similarly situated.

         Section 8.4 Payment of Taxes and Claims. File all tax returns and reports which are required by law to be filed by it and pay before they become delinquent all taxes, assessments and governmental charges and levies imposed upon it or its property and all claims or demands of any kind (including, without limitation, those of suppliers, mechanics, carriers, warehouses, landlords and other like Persons) which, if unpaid, might result in the creation of a Lien upon its property; provided that the foregoing items need not be paid if they are being contested in good faith by appropriate proceedings, and as long as the Borrower's or such Subsidiary's title to its property is not materially adversely affected, its use of such property in the ordinary course of its business is not materially interfered with and adequate reserves with respect thereto have been set aside on the Borrower's or such Subsidiary's books in accordance with GAAP.

         Section 8.5 Inspection. Permit any Person designated by the Agent (or, following occurrence of an Event of Default, any Bank) to visit and inspect any of its properties, corporate books and financial records, to examine and to make copies of its books of accounts and other financial records, and to discuss the affairs, finances and accounts of the Borrower and the Subsidiaries with, and to be advised as to the same by, its officers at such reasonable times and intervals as such Bank may designate. So long as no Event of Default exists, the expenses of the Agent for one such examination per Fiscal Year shall be reimbursed by the Borrower and the expense of any additional examinations shall be at the expense of the Agent, and any such visits, inspections, and examinations made while any Event of Default is continuing shall be at the expense of the Borrower.

         Section 8.6 Maintenance of Properties. Maintain its properties used or useful in the conduct of its business in good condition, repair and working order, and supplied with all necessary equipment, and make all necessary repairs, renewals, replacements, betterments and improvements thereto, all as may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

         Section 8.7 Books and Records. Keep adequate and proper records and books of account in which full and correct entries will be made of its dealings, business and affairs.

         Section 8.8 Compliance. Comply in all material respects with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject.

         Section 8.9 ERISA. Maintain each Plan in compliance with all material applicable requirements of ERISA and of the Code and with all material applicable rulings and regulations issued under the provisions of ERISA and of the Code.

         Section 8.10 Environmental Matters. Observe and comply with all laws, rules, regulations and orders of any government or government agency relating to health, safety, pollution, hazardous materials or other environmental matters to the extent non-compliance could result in a material liability or otherwise constitute or result in an Adverse Event.

                          ARTICLE IX NEGATIVE COVENANTS

         From the date of this Agreement and thereafter until the Commitments are terminated or expire and the Loans and all other liabilities of the Borrower to the Banks hereunder and under the Note have been paid in full, the Borrower will not, and will not permit any Subsidiary to, do any of the following:

         Section 9.1 Merger. Merge or consolidate or enter into any analogous reorganization or transaction with any Person; provided, however, any wholly-owned Subsidiary may be merged with or liquidated into the Borrower (if the Borrower is the surviving corporation) or any other wholly-owned Subsidiary.

         Section 9.2 Sale of Assets. Sell, transfer, lease or otherwise convey all or any substantial part of its assets except for sales and leases of inventory in the ordinary course of business and except for sales or other transfers by a wholly-owned Subsidiary to the Borrower or another wholly-owned Subsidiary.

         Section 9.3 Purchase of Assets. Purchase or lease or otherwise acquire all or substantially all of the assets of any Person, except for (a) purchases or other transfers by the Borrower or a wholly-owned Subsidiary from a wholly-owned Subsidiary, and (b) Permitted Acquisitions made in accordance with and subject to the limitations set forth in the definition thereof.

         Section 9.4 Plans. Permit any condition to exist in connection with any Plan which might constitute grounds for the PBGC to institute proceedings to have such Plan terminated or a trustee appointed to administer such Plan, permit any Plan to terminate under any circumstances which would cause the lien provided for in Section 4068 of ERISA to attach to any property, revenue or asset of the Borrower or any Subsidiary or permit the underfunded amount of Plan benefits guaranteed under Title IV of ERISA to exceed $100,000.

         Section 9.5 Change in Nature of Business. Make any material change in the nature of the business of the Borrower or such Subsidiary, as carried on at the date hereof.

         Section 9.6 Subsidiaries, Partnerships, Joint Ventures and Ownership of Stock. Do any of the following: (a) form or acquire any corporation which would thereby become a Subsidiary, except for any Permitted Acquisition; (b) form or enter into any partnership as a limited or general partner or into any joint venture; (c) permit any Subsidiary to purchase or otherwise acquire any shares of the stock of the Borrower; or (d) take any action, or permit any Subsidiary to take any action, which would result in a decrease in the Borrower's or any Subsidiary's ownership interest in any Subsidiary (including, without limitation, decrease in the percentage of the shares of any class of stock owned).

         Section 9.7 Other Agreements. Enter into any agreement, bond, note or other instrument with or for the benefit of any Person other than the Banks which would: (a) prohibit the Borrower or such Subsidiary from granting, or otherwise limit the ability of the Borrower or such Subsidiary to grant, to the Banks any Lien on any assets or properties of the Borrower or such Subsidiary; or (b) be violated or breached by the Borrower's performance of its obligations under the Loan Documents.

         Section 9.8 Restricted Payments. Either: (a) purchase or redeem or otherwise acquire for value any shares of the Borrower's or any Subsidiary's stock, declare or pay any dividends thereon (other than stock dividends and dividends payable solely to the Borrower), make any distribution on, or payment on account of the purchase, redemption, defeasance or other acquisition or retirement for value of, any shares of the Borrower's or any Subsidiary's stock or set aside any funds for any such purpose (other than payment to, or on account of or for the benefit of, the Borrower only); or (b) directly or indirectly make any payment on, or redeem, repurchase, defease, or make any sinking fund payment on account of, or any other provision for, or otherwise pay, acquire or retire for value, any Indebtedness of the Borrower or any Subsidiary that is subordinated in right of payment to the Loans (whether pursuant to its terms or by operation of law), except for regularly-scheduled payments of interest and principal (which shall not include payments contingently required upon occurrence of a change of control or other event) that are not otherwise prohibited hereunder or under the document or agreement stating the terms of such subordination.

         Section 9.9 Capital Expenditures. Make Capital Expenditures (exclusive of any Permitted Acquisition or any portion thereof that may be deemed a Capital Expenditure) in an amount exceeding $4,000,000 on a consolidated basis during any period of four consecutive Fiscal Quarters.

         Section 9.10 Leases. Enter into or permit to exist any arrangements for the leasing by the Borrower or any of its Subsidiaries, as lessee, of any real or personal property (or any interest therein) under leases (other than Capitalized Leases) which require the payment by the Borrower and its Subsidiaries on a consolidated bases of rental amounts in the aggregate in excess of (a) $4,000,000 during any period of four consecutive Fiscal Quarters.

         Section 9.11 Investments. Acquire for value, make, have or hold any Investments, except:

         (a) Investments outstanding on the date hereof and listed on Schedule 9.11;

         (b) Travel advances to officers and employees in the ordinary course of business;

         (c) Investments in readily marketable direct obligations of the United States of America having maturities of one year or less from the date of acquisition;

         (d) Certificates of deposit or bankers' acceptances, each maturing within one year from the date of acquisition, issued by any commercial bank organized under the laws of the United States or any State thereof which has (i) combined capital, surplus and undivided profits of at least $100,000,000, and (ii) a credit rating with respect to its unsecured indebtedness from a nationally recognized rating service that is satisfactory to the Bank;

         (e) Commercial paper maturing within 270 days from the date of issuance and given the highest rating by a nationally recognized rating service;

         (f) Repurchase agreements relating to securities issued or guaranteed as to principal and interest by the United States of America;

         (g) extensions of credit in the nature of accounts receivable or notes receivable arising from the sale of goods and services in the ordinary course of business;

         (h) share of stock, obligations or other securities received in settlement of claims arising in the ordinary course of business;

         (i) Permitted Acquisitions, made in accordance with and subject to the limitations set forth in the definition thereof; and

         (j) Investments outstanding on the date hereof in Subsidiaries by the Borrower and other Subsidiaries.


         Section 9.12 Indebtedness. Incur, create, issue, assume or suffer to exist any Indebtedness, except:

         (a) Indebtedness under this Agreement;

         (b) Current liabilities, other than for borrowed money, incurred in the ordinary course of business;

         (c) Indebtedness existing on the date of this Agreement and disclosed on Schedule 9.12 hereto;

         (d) Indebtedness secured by Liens permitted under Section 9.13 hereof; and

         (e) Indebtedness consisting of endorsements for collection, deposit or negotiation and warranties of products or services, in each case incurred in the ordinary course of business.

         Section 9.13 Liens. Create, incur, assume or suffer to exist any Lien with respect to any property, revenues or assets now owned or hereafter arising or acquired, except:

         (a) Liens in connection with the acquisition of property after the date hereof by way of purchase money mortgage, conditional sale or other title retention agreement, Capitalized Lease or other deferred payment contract, and attaching only to the property being acquired if the Indebtedness secured thereby does not exceed the fair market value of such property at the time of acquisition thereof nor $500,000 in the aggregate for the Borrower and all Subsidiaries at any one time outstanding;

         (b) Liens existing on the date of this Agreement and disclosed on
         Schedule 7.11 hereto;

         (c) Deposits or pledges to secure payment of workers' compensation, unemployment insurance, old age pensions or other social security obligations, in the ordinary course of business of the Borrower or a Subsidiary;

         (d) Liens for taxes, fees, assessments and governmental charges not delinquent or to the extent that payments therefor shall not at the time be required to be made in accordance with the provisions of
         Section 8.4;

         (e) Liens of carriers, warehousemen, mechanics and materialmen, and other like Liens arising in the ordinary course of business, for sums not due or to the extent that payment therefor shall not at the time be required to be made in accordance with the provisions of Section 8.4; and

         (f) Deposits to secure the performance of bids, trade contracts, leases, statutory obligations and other obligations of a like nature incurred in the ordinary course of business.

         Section 9.14 Contingent Liabilities. Either: (i) endorse, guarantee, contingently agree to purchase or to provide funds for the payment of, or otherwise become contingently liable upon, any obligation of any other Person, except by the endorsement of negotiable instruments for deposit or collection (or similar transactions) in the ordinary course of business, or (ii) agree to maintain the net worth or working capital of, or provide funds to satisfy any other financial test applicable to, any other Person.

         Section 9.15 Unconditional Purchase Obligations. Enter into or be a party to any contract for the purchase or lease of materials, supplies or other property or services if such contract requires that payment be made by it regardless of whether or not delivery is ever made of such materials, supplies or other property or services.

         Section 9.16 Transactions with Related Parties. Enter into or be a party to any transaction or arrangement, including, without limitation, the purchase, sale lease or exchange of property or the rendering of any service, with any Related Party, except in the ordinary course of and pursuant to the reasonable requirements of the Borrower's or the applicable Subsidiary's business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than would obtain in a comparable arm's-length transaction with a Person not a Related Party.

         Section 9.17 Use of Proceeds. Permit any proceeds of the Loans to be used, either directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of "purchasing or carrying any margin stock" within the meaning of Regulation U of the Federal Reserve Board, as amended from time to time, and furnish to any Bank, upon its request, a statement in conformity with the requirements of Federal Reserve Form U-1 referred to in Regulation U.

         Section 9.18 Tangible Net Worth. Permit its Consolidated Tangible Net Worth at any time to be less than the sum of (a) $35,000,000, plus (b) 50% of the aggregate amount of consolidated net income of the Borrower for Fiscal Quarter 2 Fiscal Year 2002 and each Fiscal Quarter thereafter, on a cumulative basis without giving effect to any net loss for any Fiscal Quarter.

         Section 9.19 Cash Flow Leverage Ratio. Permit the Cash Flow Leverage Ratio to exceed the following for the following Measurement Periods:


         Measurement Period:                                Maximum Cash Flow Leverage Ratio:
         ------------------                                 --------------------------------
         Measurement Period
         ending December 28, 2001:                                     2.00 to 1.00

         Each Measurement Period ending
         thereafter:                                                   2.50 to 1.00


         Section 9.20 Interest and Lease Coverage Ratio. Permit the Interest and Lease Coverage Ratio to be less than 2.00 to 1.00 for any Measurement Period.

         Section 9.21 Fixed Charge Coverage Ratio. Permit the Fixed Charge Coverage Ratio to be less than 1.50 to 1.00 for any Measurement Period.

                    ARTICLE X EVENTS OF DEFAULT AND REMEDIES

         Section 10.1 Events of Default. The occurrence of any one or more of the following events shall constitute an Event of Default:

         (a) The Borrower shall fail to make when due, whether by acceleration or otherwise, any payment of principal of or interest on the Note or any fee or other amount required to be made to the Banks pursuant to the Loan Documents;

         (b) Any representation or warranty made or deemed to have been made by or on behalf of the Borrower or any Subsidiary by any of the Loan Documents or by or on behalf of the Borrower or any Subsidiary in any certificate, statement, report or other writing furnished by or on behalf of the Borrower to the Banks pursuant to the Loan Documents shall prove to have been false or misleading in any material respect on the date as of which the facts set forth are stated or certified or deemed to have been stated or certified;

         (c) The Borrower shall fail to comply with Section 8.2 hereof or any Section of Article IX hereof;

         (d) The Borrower or the Subsidiary Guarantor shall fail to comply with any agreement, covenant, condition, provision or term contained in the Loan Documents (and such failure shall not constitute an Event of Default under any of the other provisions of this Section 10.1) and such failure to comply shall continue for 30 calendar days after notice thereof to the Borrower by the Bank;

         (e) The Borrower or any Subsidiary shall become insolvent or shall generally not pay its debts as they mature or shall apply for, shall consent to, or shall acquiesce in the appointment of a custodian, trustee or receiver of the Borrower or such Subsidiary or for a substantial part of the property thereof or, in the absence of such application, consent or acquiescence, a custodian, trustee or receiver shall be appointed for the Borrower or a Subsidiary or for a substantial part of the property thereof and shall not be discharged within 30 days;

         (f) Any bankruptcy, reorganization, debt arrangement or other proceedings under any bankruptcy or insolvency law shall be instituted by or against the Borrower or a Subsidiary, and, if instituted against the Borrower or a Subsidiary, shall have been consented to or acquiesced in by the Borrower or such Subsidiary, or shall remain undismissed for 30 days, or an order for relief shall have been entered against the Borrower or such Subsidiary, or the Borrower or any Subsidiary shall take any corporate action to approve institution of, or acquiescence in, such a proceeding;

         (g) Any dissolution or liquidation proceeding shall be instituted by or against the Borrower or a Subsidiary and, if instituted against the Borrower or such Subsidiary, shall be consented to or acquiesced in by the Borrower or such Subsidiary or shall remain for 30 days undismissed, or the Borrower or any Subsidiary shall take any corporate action to approve institution of, or acquiescence in, such a proceeding;

         (h) A judgment or judgments for the payment of money in excess of the sum of $1,000,000 in the aggregate shall be rendered against the Borrower or a Subsidiary and the Borrower or such Subsidiary shall not discharge the same or provide for its discharge in accordance with its terms, or procure a stay of execution thereof, prior to any execution on such judgments by such judgment creditor, within 30 days from the date of entry thereof, and within said period of

         30 days, or such longer period during which execution of such judgment shall be stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal;

         (i) The institution by the Borrower or any ERISA Affiliate of steps to terminate any Plan if in order to effectuate such termination, the Borrower or any ERISA Affiliate would be required to make a contribution to such Plan, or would incur a liability or obligation to such Plan, in excess of $1,000,000, or the institution by the PBGC of steps to terminate any Plan;

         (j) The maturity of any Funded Debt of the Borrower (other than Funded Debt under this Agreement) or a Subsidiary shall be accelerated, or the Borrower or a Subsidiary shall fail to pay any such Funded Debt when due or, in the case of such Funded Debt payable on demand, when demanded, or any event shall occur or condition shall exist and shall continue for more than the period of grace, if any, applicable thereto and shall have the effect of causing, or permitting (any required notice having been given and grace period having expired) the holder of any such Funded Debt or any trustee or other Person acting on behalf of such holder to cause, such Funded Debt to become due prior to its stated maturity or to realize upon any collateral given as security therefor;

         (k) Any Loan Document shall not be, or shall cease to be, enforceable in accordance with its terms or the Borrower or the Subsidiary Guarantor shall disavow, contest, or attempt to disavow or contest, its obligations thereunder; or

         (l) Any Person, or group of Persons acting in concert, that owned less than 5% of the shares of any voting class of stock of the Borrower shall have acquired more than 25% of the shares of such voting stock.

         Section 10.2 Remedies. If (a) any Event of Default described in Sections 10.1(e), (f) or (g) shall occur with respect to the Borrower, the Commitments shall automatically terminate and the outstanding unpaid principal balance of the Notes, the accrued interest thereon and all other obligations of the Borrower to the Banks and the Agent under the Loan Documents shall automatically become immediately due and payable; or (b) any other Event of Default shall occur and be continuing, then the Agent may take any or all of the following actions (and shall take any or all of the following actions on direction of the Required Banks): (i) declare the Commitments terminated, whereupon the Commitments shall terminate, (ii) declare that the outstanding unpaid principal balance of the Notes, the accrued and unpaid interest thereon and all other obligations of the Borrower to the Banks and the Agent under the Loan Documents to be forthwith due and payable, whereupon the Notes, all accrued and unpaid interest thereon and all such obligations shall immediately become due and payable, in each case without demand or notice of any kind, all of which are hereby expressly waived, anything in this Agreement or in the Notes to the contrary notwithstanding, (iii) exercise all rights and remedies under any other instrument, document or agreement between the Borrower and the Agent or the Banks, and (iv) enforce all rights and remedies under any applicable law.

         Section 10.3 Offset. In addition to the remedies set forth in Section 10.2, upon the occurrence of any Event of Default or at any time thereafter while such Event of Default continues, each Bank or any other holder of the Note may offset any and all balances, credits, deposits (general or special, time or demand, provisional or final), accounts or monies of the Borrower then or thereafter with such Bank or such other holder, or any obligations of such Bank or such other holder of the Note, against the Indebtedness then owed by the Borrower to such Bank.

         Section 10.4 Letters of Credit. In addition to the foregoing remedies, if any Event of Default described in Sections 10.1(e), (f) or (g) shall occur, or if any other Event of Default shall have occurred and the Agent shall have declared that the principal balance of the Notes is due and payable, the Borrower shall, upon demand by the Agent, pay to the Agent, as agent and bailee for the Banks, an amount equal to all Letter of Credit Obligations. Such payment shall be in immediately available funds or in similar cash collateral acceptable to the Agent and shall be pledged to the Agent as agent and bailee for the benefit of the Banks. Such amount shall be held by the Agent in a cash collateral account until the outstanding Letters of Credit are terminated without payment or are paid and Letter of Credit Obligations with respect thereto are payable. In the event the Borrower defaults in the payment of any Letter of Credit Obligations, the proceeds of the cash collateral account shall be applied to the payment thereof. The Borrower acknowledges and agrees that the Banks would not have an adequate remedy at law for failure by the Borrower to pay immediately to the Agent the amount provided under this Section, and that the Agent and the Banks shall have the right to require the Borrower to perform specifically such undertaking whether or not any of the Letter of Credit Obligations are due and payable. Upon the failure of the Borrower to make any payment required under this Paragraph, the Agent, on behalf of the Banks, may proceed to use all remedies available at law or equity to enforce the obligation of the Borrower to pay or reimburse the Banks, including without limitation any right the Agent or Banks may have to enforce any security interest in any collateral for such obligations. The balance of any payment due under this Section shall bear interest payable on demand until paid in full at a per annum rate equal to the Reference Rate plus 2%.


                                   ARTICLE XI

                                    THE AGENT

         Section 11.1 Appointment and Grant of Authority. Each Bank hereby appoints the Agent, and the Agent hereby agrees to act, as agent under this Agreement and each other Loan Document. The Agent shall have and may exercise such powers under this Agreement and the other Loan Documents as are specifically delegated to the Agent by the terms hereof and thereof, together with such other powers as are reasonably incidental thereto. Each Bank hereby authorizes, consents to, and directs the Borrower to deal with the Agent as the true and lawful agent of such Bank to the extent set forth herein.

         Section 11.2 Non-Reliance on Agent. Each Bank agrees that it has, independently and without reliance on the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrower and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement. The Agent shall not be required to keep informed as to the performance or observance by the Borrower of this Agreement and the Loan Documents or to inspect the properties or books of the Borrower. Except for notices, reports and other documents and information expressly required to be furnished to the Banks by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the affairs, financial condition or business of the Borrower (or any of its related companies) which may come into the Agent's possession.

         Section 11.3 Responsibility of the Agent and Other Matters.

         (a) The Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and those duties and liabilities shall be subject to the limitations and qualifications set forth in this Section. The duties of the Agent shall be mechanical and administrative in nature.

         (b) Neither the Agent nor any of its directors, officers or employees shall be liable for any action taken or omitted (whether or not such action taken or omitted is within or without the Agent's responsibilities and duties expressly set forth in this Agreement) under or in connection with this Agreement, or any other instrument or document in connection herewith, except for gross negligence or willful misconduct. Without limiting the foregoing, neither the Agent nor any of its directors, officers or employees shall be responsible for, or have any duty to examine: (i) the genuineness, execution, validity, effectiveness, enforceability, value or sufficiency of the Loan Agreements; (ii) the collectibility of any amounts owed by the Borrower; (iii) any recitals or statements or representations or warranties in connection with this Agreement or the Notes; (iv) any failure of any party to this Agreement to receive any communication sent; or (v) the assets, liabilities, financial condition, results of operations, business or creditworthiness of the Borrower.

         (c) The Agent shall be entitled to act, and shall be fully protected in acting upon, any communication in whatever form believed by the Agent in good faith to be genuine and correct and to have been signed or sent or made by a proper person or persons or entity. The Agent may consult counsel and shall be entitled to act, and shall be fully protected in any action taken in good faith, in accordance with advice given by counsel. The Agent may employ agents and attorneys-in-fact and shall not be liable for the default or misconduct of any such agents or attorneys-in-fact selected by the Agent with reasonable care. The Agent shall not be bound to ascertain or inquire as to the performance or observance of any of the terms, provisions or conditions of this Agreement or the Notes on the Borrower's part.

         Section 11.4 Action on Instructions. The Agent shall be entitled to act or refrain from acting, and in all cases shall be fully protected in acting or refraining from acting under this Agreement or the Notes or any other instrument or document in connection herewith or therewith in accordance with instructions in writing from (i) the Required Banks except for instructions which under the express provisions hereof must be received by the Agent from all the Banks, and
(ii) in the case of such instructions, from all the Banks.

         Section 11.5 Indemnification. To the extent the Borrower does not reimburse and save the Agent harmless according to the terms hereof for and from all costs, expenses and disbursements in connection herewith or with the other Loan Documents, such costs, expenses and disbursements to the extent reasonable shall be borne by the Banks ratably in accordance with their Percentages and the Banks hereby agree on such basis (a) to reimburse the Agent for all such reasonable costs, expenses and disbursements on request and (b) to indemnify and save harmless the Agent against and from any and all losses, obligations, penalties, actions, judgments and suits and other reasonable costs, expenses and disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent, other than as a consequence of actual gross negligence or willful misconduct on the part of the Agent, arising out of or in connection with this Agreement or the Notes or any instrument or document in connection herewith or therewith, or any request of the Banks, including without limitation the reasonable costs, expenses and disbursements in connection with defending itself against any claim or liability, or answering any subpoena, related to the exercise or performance of any of its powers or duties under this Agreement or the other Loan Documents or the taking of any action under or in connection with this Agreement or the Notes.

         Section 11.6 U.S. Bank National Association and Affiliates. With respect to U.S. Bank National Association's Commitment and any Loans by U.S. Bank National Association under this Agreement and any Note and any interest of U.S. Bank National Association in any Note, U.S. Bank National Association shall have the same rights, powers and duties under this Agreement and such Note as any other Bank and may exercise the same as though it were not the Agent. U.S. Bank National Association and its affiliates may accept deposits from, lend money to, and generally engage, and continue to engage, in any kind of business with the Borrower as if U.S. Bank National Association were not the Agent.

         Section 11.7 Notice to Holder of Notes. The Agent may deem and treat the payees of the Notes as the owners thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof has been filed with the Agent. Any request, authority or consent of any holder of any Note shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note.

         Section 11.8 Successor Agent. The Agent may resign at any time by giving at least 30 days written notice thereof to the Banks and the Borrower. Upon any such resignation, the Required Banks shall have the right to appoint a successor Agent. If no successor Agent shall have been appointed by the Required Banks and shall have accepted such appointment within 30 days after the retiring Agent's giving notice of resignation, then the retiring Agent may, but shall not be required to, on behalf of the Banks, appoint a successor Agent.


                            ARTICLE XII MISCELLANEOUS

         Section 12.1 No Waiver and Amendment. No failure on the part of the Banks or the holder of the Notes to exercise and no delay in exercising any power or right hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any power or right preclude any other or further exercise thereof or the exercise of any other power or right. The remedies herein and in any other instrument, document or agreement delivered or to be delivered to the Banks hereunder or in connection herewith are cumulative and not exclusive of any remedies provided by law. No notice to or demand on the Borrower not required hereunder or under the Notes shall in any event entitle the Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of the Banks or the holder of the Notes to any other or further action in any circumstances without notice or demand.

         Section 12.2 Amendments, Etc. No amendment or waiver of any provision of this Agreement, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Borrower and the Agent upon direction of the required Banks and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless agreed to by the Agent and all of the Banks:

         (a) increase the amounts of or extend the terms of the Commitments or subject the Banks to any additional obligations;

         (b) reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder;

         (c) postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder;

         (d) change the definition of Required Banks or amend this Section 12.2 provided, further that amendments, waivers or consents affecting the rights of the Agent shall also require the consent of the Agent.

         Section 12.3 Assignments and Participations.

         (a) Assignments. Each Bank shall have the right, subject to the further provisions of this Sections 12.3, to sell or assign all or any part of its Commitments, Loans, Notes, and other rights and obligations under this Agreement and related documents (such transfer, and "Assignment") to any commercial lender, other financial institution or other entity (an "Assignee"). Upon such Assignment becoming effective as provided in
         Section 12.3(b), the assigning Bank shall be relieved from the portion of its Commitment, obligations to indemnify the Agent and other obligations hereunder to the extent assumed and undertaken by the Assignee, and to such extent the Assignee shall have the rights and obligations of a "Bank" hereunder. Notwithstanding the foregoing, unless otherwise consented to by the Borrower and the Agent, each Assignment shall be in the initial principal amount of not less than $5,000,000 in the aggregate for all Loans and Commitments assigned, or an integral multiple of $1,000,000 if above such amount Each Assignment shall be documented by an agreement between the assigning Bank and the Assignee (an "Assignment and Assumption Agreement") substantially in the form of Exhibit F attached hereto.

         (b) Effectiveness of Assignments. An Assignment shall become effective hereunder when all of the following shall have occurred: (i) the Agent and the Borrower (or, following occurrence and during continuance of an Event of Default, the Agent only and not the Borrower) shall have been given notice of the Assignment and shall have given prior written consent to such Assignment, unless the Assignee is already a Bank under this Agreement, (ii) either the assigning Bank or the Assignee shall have paid a processing fee of $5,000 to the Agent for its own account,
         (iii) the Assignee shall have submitted the Assignment and Assumption Agreement to the Agent with a copy for the Borrower, and shall have provided to the Agent information the Agent shall have reasonably requested to make payments to the Assignee, and (iv) the assigning Bank and the Agent shall have agreed upon a date upon which the Assignment shall become effective. Upon the Assignment becoming effective, (x) if requested by the assigning Bank, the Agent and the Borrower shall make appropriate arrangements so that new Notes are issued to the assigning Bank and the Assignee; and (y) the Agent shall forward all payments of interest, principal, fees and other amounts that would have been made to the assigning Bank, in proportion to the percentage of the assigning Bank's rights transferred, to the Assignee.

         (c) Participations. Each Bank shall have the right, subject to the further provisions of this Section 12.3, to grant or sell a participation in all or any part of its Loans, Notes and Commitments (a "Participation") to any commercial lender, other financial institution or other entity (a "Participant") without the consent of the Borrower, the Agent of any other party hereto. The Borrower agrees that if amounts outstanding under this agreement and the Notes are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of setoff in respect of its Participation in amounts owing under this Agreement and any Note to the same extent as if the amount of its Participation were owing directly to it as a Bank under this agreement or any note; provided, that such right of setoff shall be subject to the obligation of such Participant to share with the Banks, and the Banks agree to share with such Participant, as provided in Section 4.5 hereof. The Borrower also agrees that each Participant shall be entitled to the benefits of Article V with respect to its Participation, provided, that no Participant shall be entitled to receive any greater amount pursuant to such Sections than the transferor Bank would have been entitled to receive in respect of the amount of the Participation transferred by such transferor Bank to such Participant had no such transfer occurred.

         (d) Limitation of Rights of any Assignee or Participant. Notwithstanding anything in the foregoing to the contrary, except in the instance of an Assignment that has become effective as provided in
         Section 12.3(b), (i) no Assignee or Participant shall have any direct rights hereunder, (ii) the Borrower, the Agent and the Banks other than the assigning or selling Bank shall deal solely with the assigning or selling Bank and shall not be obligated to extend any rights or make any payment to, or seek any consent of, the Assignee or Participant,
         (iii) no Assignment or Participation shall relieve the assigning or selling Bank from its Commitment to make Loans hereunder or any of its other obligations hereunder and such Bank shall remain solely responsible for the performance hereof, the (iv) no Assignee or Participant, other than an affiliate of the assigning or selling Bank, shall be entitled to require such Bank to take or omit to take any action hereunder, except that such Bank may agree with such Assignee or Participant that such Bank will not, without such Assignee's or Participant's consent, take any action which would, in the case of any principal, interest or fee in which the Assignee or Participant has an ownership or beneficial interest: (w) extend the final maturity of any Loans or extend the Termination Date, (x) reduce the interest rate on the Loans, (y) forgive any principal of, or interest on, the Loans or any fees, or (z) release all or substantially all of the Collateral for the Loans.

         (e) Tax Matters. No Bank shall be permitted to enter into any Assignment or Participation with any Assignee or Participant who is not a United States Person unless such Assignee or Participant represents and warrants to such Bank that, as at the date of such Assignment or Participation, it is entitled to receive interest payments without withholding or deduction of any taxes and such Assignee or Participant executes and delivers to such Bank on or before the date of execution and delivery of documentation of such Participation or Assignment, a United States Internal Revenue Service Form W8BEN or W8ECI, or any successor to either of such forms, as appropriate, properly completed and claiming complete exemption from withholding and deduction of all Federal Income

         Taxes. A "United States Person" means any citizen, national or resident of the United States, any corporation or other entity created or organized in or under the laws of the United States or any political subdivision hereof or any estate or trust, in each case that is not subject to withholding of United States Federal income taxes or other taxes on payment of interest, principal or fees hereunder.

         (f) Information. Each Bank may furnish any information concerning the Borrower in the possession of such Bank from time to time to Assignees and Participants and potential Assignees and Participants.

         (g) Federal Reserve Bank. Nothing herein stated shall limit the right of any Bank to assign any interest herein and in any Note to a Federal Reserve Bank.

         Section 12.4 Costs, Expenses and Taxes; Indemnification.

         (a) The Borrower agrees, whether or not any Advance is made hereunder, to pay on demand: (i) all costs and expenses of the Agent (including the reasonable fees and expenses of counsel and paralegals for such persons who may be employees of such persons) incurred in connection with the preparation, execution and delivery of the Loan Documents and the preparation, negotiation and execution of any and all amendments to each thereof, and (ii) all costs and expenses of the Agent and each of the Banks incurred after the occurrence of an Event of Default in connection with the enforcement of the Loan Documents. The Borrower agrees to pay, and save the Banks harmless from all liability for, any stamp or other taxes which may be payable with respect to the execution or delivery of the Loan Documents. The Borrower agrees to indemnify and hold the Banks harmless from any loss or expense which may arise or be created by the acceptance in good faith by the Agent of telephonic or other instructions for making Advances or disbursing the proceeds thereof.

         (b) The Borrower agrees to defend, protect, indemnify, and hold harmless the Agent and each and all of the Banks, each of their respective Affiliates and each of the respective officers, directors, employees and agents of each of the foregoing (each an "Indemnified Person" and, collectively, the "Indemnified Persons") from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the fees and disbursements of counsel to such Indemnified Persons in connection with any investigative, administrative or judicial proceeding, whether direct, indirect or consequential and whether based on any federal or state laws or other statutory regulations, including, without limitation, securities and commercial laws and regulations, under common law or at equitable cause, or on contract or otherwise, the capitalization of the Borrower, the Commitments, the making of, management of and participation in the Advances or the use or intended use of the proceeds of the Advances, provided that the Borrower shall have no obligation under this Section 12.4(b) to an Indemnified Person with respect to any of the foregoing to the extent resulting from the gross negligence or willful misconduct of such Indemnified Person or arising solely from claims between one such Indemnified Person and another such Indemnified Person. The indemnity set forth herein shall be in addition to any other obligations or liabilities of the Borrower to each Indemnified Person under the Loan Documents or at common law or otherwise.

         (c) The obligations of the Borrower under this Section 12.4 shall survive any termination of this Agreement.

         Section 12.5 Notices. Except when telephonic notice is expressly authorized by this Agreement, any notice or other communication to any party in connection with this Agreement shall be in writing and shall be sent by manual delivery, telegram, telex, facsimile transmission, overnight courier or United States mail (postage prepaid) addressed to such party at the address specified on the signature page hereof, or at such other address as such party shall have specified to the other party hereto in writing. All periods of notice shall be measured from the date of delivery thereof if manually delivered, from the date of sending thereof if sent by telegram, telex or facsimile transmission, from the first Business Day after the date of sending if sent by overnight courier, or from four days after the date of mailing if mailed; provided, however, that any notice to the Agent under Article II hereof shall be deemed to have been given only when received by the Agent.

         Section 12.6 Successors. This Agreement shall be binding upon the Borrower, the Banks and the Agent and their respective successors and assigns, and shall inure to the benefit of the Borrower, the Banks and the Agent and the successors and assigns of the Banks. The Borrower shall not assign its rights or duties hereunder without the written consent of the Banks.

         Section 12.7 Severability. Any provision of the Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

         Section 12.8 Subsidiary References. The provisions of this Agreement relating to Subsidiaries shall apply only during such times as the Borrower has one or more Subsidiaries.

         Section 12.9 Captions. The captions or headings herein and any table of contents hereto are for convenience only and in no way define, limit or describe the scope or intent of any provision of this Agreement.

         Section 12.10 Entire Agreement. The Loan Documents embody the entire agreement and understanding between the Borrower, the Banks and the Agent with respect to the subject matter hereof and thereof. This Agreement supersedes all prior agreements and understandings relating to the subject matter hereof.

         Section 12.11 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and either of the parties hereto may execute this Agreement by signing any such counterpart.

         Section 12.12 Governing Law. THE VALIDITY, CONSTRUCTION AND ENFORCEABILITY OF THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF MINNESOTA, WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF, BUT GIVING EFFECT TO FEDERAL LAWS OF THE UNITED STATES APPLICABLE TO NATIONAL BANKS.

         Section 12.13 Consent to Jurisdiction. AT THE OPTION OF THE BANKS, THIS AGREEMENT AND THE NOTES MAY BE ENFORCED IN ANY FEDERAL COURT OR MINNESOTA STATE COURT SITTING IN MINNEAPOLIS OR ST. PAUL, MINNESOTA; AND THE BORROWER CONSENTS TO THE JURISDICTION AND VENUE OF ANY SUCH COURT AND WAIVES ANY ARGUMENT THAT VENUE IN SUCH FORUMS IS NOT CONVENIENT. IN THE EVENT THE BORROWER COMMENCES ANY ACTION IN ANOTHER JURISDICTION OR VENUE UNDER ANY TORT OR CONTRACT THEORY ARISING DIRECTLY OR INDIRECTLY FROM THE RELATIONSHIP CREATED BY THIS AGREEMENT, THE BANKS AT ITS OPTION SHALL BE ENTITLED TO HAVE THE CASE TRANSFERRED TO ONE OF THE JURISDICTIONS AND VENUES ABOVE-DESCRIBED, OR IF SUCH TRANSFER CANNOT BE ACCOMPLISHED UNDER APPLICABLE LAW, TO HAVE SUCH CASE DISMISSED WITHOUT PREJUDICE.

         Section 12.14 Waiver of Jury Trial. THE BORROWER, THE BANKS AND THE AGENT EACH WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS (a) UNDER THIS AGREEMENT OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR (b) ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.









                            (signature pages follows)

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above.


                                              CHRONIMED INC.

                                              By:_______________________________

                                              Title:____________________________

                                              10900 Red Circle Drive
                                              Minnetonka, MN 55343
         `                                    Attention: Mr. Gregory H. Keane
                                              Telephone: (952) 979-3352
                                              Fax: (952) 352-6667



























                                Signature Page 1

Commitments:
------------
$20,000,000                                 U.S. BANK NATIONAL ASSOCIATION,
                                            as Agent and a Bank

                                            By:_________________________________

                                            Title:______________________________

                                            225 South Sixth St.
                                            Minneapolis, MN 55402-4302
                                            Attention: Joshua R. Pirozzolo
                                            Telephone: (612) 973-0520
                                            Fax: (612) 973-0823



























                                Signature Page 2

$10,000,000                                M&I MARSHALL & ILSLEY BANK,
                                           as a Bank

                                           By:__________________________________

                                           Title:_______________________________

                                           and

                                           By:__________________________________

                                           Title:_______________________________

                                           651 Nicollet Mall
                                           Minneapolis, MN 55402
                                           Attention: Douglas Pudvah
                                           Telephone: (612) 904-8589
                                           Fax: (612) 904-8015






















                                Signature Page 3

                                    EXHIBITS

         Exhibit                      Contents
         -------                      --------

           A                        Form of Note

           B                        Borrowing Base Certificate

           C                        Compliance Certificate

           D                        Subsidiary Guaranty

           E                        Form of Legal Opinion

           F                        Assignment and Assumption

Schedules

           7.5                      Fiscal Quarter and Fiscal Year ending dates

           7.6                      Litigation (Section 7.6)
                                    Contingent Liabilities (Section 7.6)

           7.11                     Existing Liens (Sections 7.11 and 9.13)

           7.16                     Subsidiaries (Section 7.16)

           7.17                     Partnerships/Joint Ventures (Section 7.17)

           9.11                     Investments (Section 9.11)

           9.12                     Existing Indebtedness (Section 9.12)

                                    EXHIBIT A
                                 PROMISSORY NOTE

$__________                            Minneapolis, Minnesota:  January 17, 2002

         FOR VALUE RECEIVED, the undersigned CHRONIMED INC., a Minnesota corporation (the "Borrower"), promises to pay to the order of ___________ (the "Bank"), on the Termination Date, or other due date or dates determined under the Credit Agreement hereinafter referred to, the principal sum of _________________ DOLLARS ($__________), or if less, the then aggregate unpaid principal amount of the Loans (as such terms are defined in the Credit Agreement) as may be borrowed by the Borrower from the Bank under the Credit Agreement. All Loans and all payments of principal shall be recorded by the holder in its records which records shall be conclusive evidence of the subject matter thereof, absent manifest error.

         The Borrower further promises to pay to the order of the Bank interest on the aggregate unpaid principal amount hereof from time to time outstanding from the date hereof until paid in full at the rates per annum which shall be determined in accordance with the provisions of the Credit Agreement. Accrued interest shall be payable on the dates specified in the Credit Agreement.

         All payments of principal and interest under this Note shall be made in lawful money of the United States of America in immediately available funds at the office of U.S. Bank National Association, at 225 South Sixth St., Minneapolis, Minnesota 55402-4302, or at such other place as may be designated by the Agent to the Borrower in writing.

         This Note is the Note referred to in, and evidences indebtedness incurred under, a Credit Agreement dated as of January 17, 2002 (herein, as it may be amended, modified or supplemented from time to time, called the "Credit Agreement") among the Borrower, the Banks, as defined therein (including the
Bank) and U.S. Bank National Association, as Agent, to which Credit Agreement reference is made for a statement of the terms and provisions thereof, including those under which the Borrower is permitted and required to make prepayments and repayments of principal of such indebtedness and under which such indebtedness may be declared to be immediately due and payable.

         All parties hereto, whether as makers, endorsers or otherwise, severally waive presentment, demand, protest and notice of dishonor in connection with this Note.

         This Note is made under and governed by the internal laws of the State of Minnesota.

                                CHRONIMED INC.

                                By:_____________________________________
                                Title:___________________________________

                                    Exhibit B
                       Form of Borrowing Base Certificate
                                     [date]

To:  The Agent and Banks party
to the Credit Agreement described herein

M&I Marshall & Ilsley Bank
651 Nicollet Mall
Minneapolis, MN 55402
Attention: Douglas Pudvah

U.S. Bank National Association
225 South Sixth St.
Minneapolis, MN 55402-4302
Attention: Joshua R. Pirozzolo

Ladies/Gentlemen:

         Reference is made to that certain Amended and Restated Credit Agreement, dated as of January 17, 2002 (as amended from time to time, the "Credit Agreement"), among Chronimed Inc. (the "Borrower"), the Banks named therein and U.S. BANK NATIONAL ASSOCIATION, as Agent (the "Agent"). Terms not otherwise expressly defined herein shall have the meanings set forth in the Credit Agreement.

         As required pursuant to Section 8.1(e) of the Credit Agreement, the Borrower hereby certifies that as of _____________, 20__, the Borrowing Base is calculated as follows:

         Eligible Accounts:
         -----------------

         Total Accounts:                             $_______

         less:
         ----
         Ineligibles:                                $_______

                  Contra accounts:                   $_____
                  Government:                        $_____
                  Affiliates:                        $_____
                  Past 90 days:                      $_____
                  Others:                            $_____

                                              x 0.75            =       $_______

         Eligible Inventory:

         Total Inventory:                            $_______

         less:
         ----
         Ineligible:                                 $_______
         (specify types)

                                              x 0.50            =       $_______

         Total Borrowing Base:                                          $_______

         Outstanding Loans:                                             $_______

         Availability (or shortfall)                                    $_______

                                                Chronimed Inc.


                                                By:_____________________________

                                                Title:__________________________

                                    Exhibit C
                         Form of Compliance Certificate

                                     [date]

To:  The Agent and Banks party
to the Credit Agreement described herein

M&I Marshall & Ilsley Bank
651 Nicollet Mall
Minneapolis, MN 55402
Attention: Douglas Pudvah

U.S. Bank National Association
225 South Sixth St.
Minneapolis, MN 55402-4302
Attention: Joshua R. Pirozzolo

Ladies/Gentlemen:

         Reference is made to that certain Amended and Restated Credit Agreement, dated as of January 17, 2002 (as amended from time to time, the "Credit Agreement"), among Chronimed Inc. (the "Borrower"), the Banks named therein and U.S. BANK NATIONAL ASSOCIATION, as Agent (the "Agent"). Terms not otherwise expressly defined herein shall have the meanings set forth in the Credit Agreement.

         As required pursuant to Section 8.1(d) of the Credit Agreement, the Borrower hereby certifies that as of _____________, 20__ (the "Statement Date"), the following is true, correct and accurate in all respects:

         1. The financial statements submitted herewith are true, correct and complete.

         2. No Default and no Event of Default, has occurred and continued;

         3. All representations and warranties of the Borrower contained in
         Article VII of the Credit Agreement are true and correct, as though made on such date;

         4.  Covenant compliance is demonstrated as follows:

         Section 9.9  Capital Expenditures.

                 Capital Expenditures for the period of four
                 consecutive Fiscal Quarters ending on the
                 Statement Date:                                      $________
                 (Required: not more than $4,000,000)

         Section 9.10  Leases.
                       ------

                 Lease payments (operating leases) for the period of four consecutive Fiscal Quarters ending on the Statement Date:
                 $__________

                 (Required:  not more than $4,000,000 for any 4-quarter period)


         Section 9.18  Tangible Net Worth.

                 Consolidated Tangible Net Worth:                     $________

                 (Required:  $35,000,000, increased as provided in Section 9.18)

         Section 9.19  Cash Flow Leverage Ratio.

                 Average principal amount of Loans
                 for Measurement Period:                              $________

                 plus
                 Principal amount of Funded Debt (other
                 than the Loans) on the last day of such
                 Measurement Period:                                  $________

                 Total:                                               $________

                 to

                 EBITDA for Measurement Period ending on
                 the Statement Date:                                  $________

                  Ratio:                                            ____ to 1.00
                  (Required: See Section 9.19)

         Section 9.20  Interest and Lease Coverage Ratio.

                  EBIT for Measurement Period:                         $_______
                  plus
                  Operating Lease Expense for Measurement
                  Period:                                              $_______

                  to

                  Interest Expense (cash) for Measurement
                  Period :                                             $_______
                  plus
                  Operating Lease Expense for Measurement
                  Period:                                              $_______

                  Ratio:                                            ____ to 1.00
                  (Required: See Section 9.20)

         Section 9.21  Fixed Charge Coverage Ratio.

                  EBITDA for Measurement Period :                      $_____
                  less
                           Unfinanced Capital Expenditures: $_____
                           Dividends and distributions:     $_____
                           Cash taxes:                      $_____

                           Remainder                                    $_______
                  to

                  Interest Expense:                         $_____
                  Mandatory payment of Funded Debt:         $_____
                  1/5 of average Loans for
                  Measurement Period:                       $_____

                           Total:                                        $______

                  Ratio:                                            ____ to 1.00
                  (Required:  See Section 9.21)

         5. A statement showing calculation of "EBIT" in reasonable detail is attached.

                                                Chronimed Inc.

                                                By:_____________________________

                                                Title:__________________________

                               Calculation of EBIT


         Net Income (before provision for income taxes):               $________
         Interest Expense:                                             $________
         One time expenses under (b) of the definition:                $________
         (further described on Schedule 1.1 to the Credit Agreement)
         Expenses under (c) of the definition:                         $________

         Total:                                                        $________

         less:  non-operating gains:                                   $_______

         Describe expenses under (c):_________________________________________

                                    Exhibit D
                               Subsidiary Guaranty

Attach gpm draft

                                    EXHIBIT E
                               Opinion of Counsel

                                    Exhibit F
                       ASSIGNMENT AND ASSUMPTION AGREEMENT
                                (Chronimed Inc.)

         This Agreement, dated as of the date set forth in Item I (each reference to an "Item" herein shall be deemed to refer to such Item on Schedule I hereto), is made by the party named in Item II, (the "Assignor") to the entity named in Item III (the "Assignee").

                              Preliminary Statement

         The Assignor has entered into a Credit Agreement dated as of January 17, 2002, as amended thereafter (the "Credit Agreement") among CHRONIMED INC. (the "Borrower"), certain lenders including the Assignor (collectively, the "Bank Group") and U.S. BANK NATIONAL ASSOCIATION, as Agent, under which the Assignor has agreed to make Revolving Loans and Term Loans, and to issue or participate in the risk of issuance of Letters of Credit, in each instance in amounts of up to those set forth in Item IV (such amount equals the original commitment of the Assignor and may have been, or may be, reduced or increased by other assignments by, or to, the Assignor, and will be reduced by the assignment under this Agreement) and the Bank Group has agreed to make Revolving Loans and Term Loans, and to issue or participate in the risk of issuance of Letters of Credit, in each instance in amounts of up to those set forth in Item V. Such Revolving Loans and Term Loans are sometimes called the "Loans" hereinafter; such Letters of Credit are sometimes called the "Letters of Credit" hereinafter; the Loans, the Bank's participation in the Letters of Credit, and the Bank's participation in any unreimbursed drawing under any Letter of Credit or any advance or loans made in connection with drawings under any Letter of Credit are sometimes called the "Advances" or each "Advance,, hereinafter. Unless the context clearly indicates otherwise, all other terms used in this Agreement shall have the meanings given them by, and shall be construed as set forth in the Credit Agreement.

         In consideration of the premises and the mutual covenants contained herein, the Assignor and the Assignee hereby covenant and agree as follows:

         1. Assignment and Assumption. Subject to the terms and conditions of this Agreement, the Assignor and the Assignee agree that:

         (a) the Assignor hereby sells, transfers, assigns and delegates to the Assignee, in consideration of entry by the Assignee into this Agreement [and of Payment by the Assignee to the Assignor of the amount set forth in Item VI]; and

         (b) the Assignee hereby purchases, assumes and undertakes from the Assignor, without recourse and without representation or warranty (except as expressly provided in this Agreement)
a share equal to the percentage set forth in Item VII (expressed as a percentage of the aggregate Advances and Commitments of the Bank Group) of the Assignor's commitments, loans, participations, rights, benefits, obligations, liabilities and indemnities under and in connection with the Credit Agreement and all of the Advances, including without limitation the right to receive payment of principal, and interest on such percentage of the Assignor's Advances, and the obligation to fund all future Advances and drawings under the Letters of Credit in respect of such assignment, and to indemnify the Agent or any other party under the Credit Agreement and to pay all other amounts payable by a Bank (in such percentage of the aggregate obligations of the Bank Group) under or in connection with the Credit Agreement.

         The interest of the Assignor under the Credit Agreement (including the portion of the Assignor's Advances and all such commitments, loans, participations, rights, benefits, obligations, liabilities and indemnities) which the Assignee purchases and assumes hereunder is hereinafter referred to as its "Assigned Share". The day upon which the Assignee shall make the payment described in the prior paragraph is hereinafter referred to as the "Funding Date". Upon completion of the assignment hereunder, the Assignor will have the revised share of the total Loans and Commitments of the Bank Group set fort in
Item VIII.

         2. Future Payments. The Assignor shall notify the Agent to make all payments with respect to the Assigned Share after the Funding Date directly to the Assignee. The Assignor and Assignee agree and acknowledge that all payment of interest, fees, letter of credit commissions and other fees accrued up to, but not including, the Funding Date are the property of the Assignor, and not the Assignee. The Assignee shall, upon payment of any interest, fees, letter of credit commissions or other fees, remit to the Assignor all of such interest, fees, letter of credit commissions an other fees accrued u to, but not including, the Funding Date.

         3. No Warranty or Recourse. The sale, transfer, assignment and delegation of the Assigned Share is made without warranty or recourse against the Assignor of any kind, except that the Assignor warrants that it has not sold or otherwise transferred any other interest in the Assigned Share to any other party. The Assignor may, however, have sold and may hereafter sell Participations in, or may have assigned or may hereafter assign, portions of its interest in the Advances and the Credit Agreement that in the aggregate (together with the portion assigned hereby), do not exceed 100% of the Assignor's interest in the Advances and the Credit Agreement.

         4. Covenants and Warranties. To induce the other to enter into this Agreement, each of the Assignee and the Assignor warrants and covenants with respect to itself that:

         (a) Existence. It is, in the case of the Assignee, a ________________ organized under the laws of _________________ and it is, in the case of the Assignor, a ___________ duly existing under the laws of _____________;

         (b) Authority. It is duly authorized to execute, deliver and perform this Agreement;

         (c) No Conflict. The execution, delivery and performance of this Agreement do not conflict with any provision of law or of the charter or by-laws (or equivalent constituent documents) of such party, or of any agreement binding upon it; and

         (d) Valid and Binding. All acts, conditions and things required to be done and performed and to have occurred prior to the execution, delivery and performance of this Agreement, and to constitute the same the legal, valid and binding obligation of such party enforceable against such party in accordance with its terms, have been done and performed and have occurred in due and strict compliance with all applicable laws.

         5. Covenants and Warranties by the Assignee. To induce the Assignor to enter into this Agreement, the Assignee warrants and covenants that (a) it is purchasing and assuming the Assigned Share in the course of making loans in the ordinary course of its commercial lending business, and (b) it has, independently and without reliance upon the Assignor, and based upon such financial statements and other documents and information as it has deemed appropriate, made its own credit analysis an decision to engage in this purchase and transfer of the Assigned Share. The Assignee acknowledges that the Assignor has not made and does not make any representations or warranties or assume any responsibility with respect to the validity, genuineness, enforceability or collectibility of the Advances, the Credit Agreement or any related instrument, document or agreement.

         6. Promissory Note. The Notes of the Assignor shall be delivered to the Agent or Borrower at such time and by such means as the Assignor and the Agent or Borrower shall agree, with the request by the Assignor that the Borrower issue new notes payable to the Assignor and to the Assignee to reflect the assignment of the Assigned Share hereunder.

         7. Payments to the Assignor. All amounts payable to the Assignor in U.S. Dollars shall be paid by transfer of federal funds to the Assignor, ABA No.
        , Account       No.    Attention:      Reference:      [Borrower].

         8. Other Transactions. The Assignee shall have no interest in any property in the Assignor's possession or control, or in any deposit held or other indebtedness owing by the Assignor, which may be or become collateral for or otherwise available for payment of the Advances by reason of the general description of secured obligations contained in any security agreement or other agreement or instrument held by the Assignor or by reason of the right of set-off, counterclaim or otherwise, except that if such interest is provided for in provisions of the Credit Agreement regarding sharing of set-off, the Assignee shall have the same rights as any other lender that is a party to the Credit Agreement. The Assignor and its affiliates may accept deposits from, lend money to, act as trustee under indentures for an generally engage in any kind of business with the Borrower, and any person who may do business with or own securities of the Borrower, or any of the Borrower's subsidiaries. The Assignee shall have no interest in any property taken as security for any other loans or any other credits extended to the Borrower or any of its subsidiaries by the Assignor to the Borrower.

         9. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Assignor and the Assignee.

         10. Expenses. In the event of any action to enforce the provisions of this Agreement against a party hereto, the prevailing party shall be entitled to recover all costs and expenses incurred in connection therewith including, without limitation, attorneys' fees and expenses, including allocable cost of in-house legal counsel and staff.

         11. Applicable Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE 0F MINNESOTA.

         12. Amendments, Changes and Modifications. This Agreement may not be amended, changed, modified, altered, or terminated except by an agreement in writing signed by the Assignor and the Assignee or their permitted successors or assigns).

         13. Withholding Taxes. The Assignee (a) represents and warrants to the Assignor, the Agent and the Borrower that under applicable law and treaties no tax will be required to be withheld by the Assignor with respect to any payments to be made to the Assignee hereunder, (b) agrees to furnish (if it is organized under the laws of any jurisdiction other than the United States or any State thereof) to the Assignor, the Agent and the Borrower prior to the time that the Agent or Borrower is required to make any payment of principal, interest or fees hereunder either U.S. Internal Revenue Service Form W8ECI or W8BEN and agrees to provide new Forms upon the expiration of any previously delivered form or comparable statements in accordance with applicable U.S. law and regulations and amendments thereto, duly executed and completed by the Assignee, and (c) agrees to comply with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

         14. Entire Agreement. This Agreement sets forth the entire understanding of the parties except for the consents contemplated hereby, and supersedes any and all prior agreements, arrangements, and understandings relating to the subject matter hereof. No representation, promise, inducement or statement of intent has been made by any party which is not embodied in this Agreement, and no party shall be bound by or liable for any alleged representation, promise, inducement or statement of intention not expressly set forth herein.

         15. Counterparts. This Agreement may be executed by the Assignor and the Assignee in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same Agreement.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed on their behalf by their duly authorized officers as of the date and year first above written.


Address:                                        [Assignor]

                                                By:___________________________
                                                ____________________(print name)
                                                Title:_________________________

Address:                                        [Assignee]


                                                By:___________________________
                                                ____________________(print name)
                                                Title:_________________________

[Consents required to become effective AS provided in Section 12.3 of the Credit
Agreement:

Consented to this ____ day
of _____________, 20___.

U.S. Bank National Association, as Agent


By:__________________________________
__________________________(print name)
Title:________________________________

Consented to this ____ day
of _________________, 20____.

CHRONIMED INC., as Borrower

By:_________________________________
__________________________(print name)
Title:_______________________________]

                                   Schedule I
                                       to
                            Assignment and Assumption

Item I:           Date of Assignment:

Item II:          Assigning Bank (the "Assignor"):

Item III:         Assignee (the "Assignee"):

Item IV:          Initial Total Commitment of the Assignor:
                  Revolving Loans:
                  Term Loans:
                  Letters of Credit:

Item V:           Bank Group's Initial Total Commitment:
                  Revolving Loans:
                  Term Loans:
                  Letters of Credit:

Item VI:          Payment to the Assignor on Funding Date:

Item VII:         Percentage Assigned:  ________%

                  (Expressed as a percentage of the total aggregate Commitments of the Bank Group, carry out to 10 decimal places; upon effectiveness of the Assignment as provide in the Credit Agreement, this will constitute the Assignee's "Percentage"

Item VIII:        Revised Percentage of the Assignor:  _____________%

                  (carry out to 10 decimal places; upon effectiveness of the Assignment as provided in the Credit Agreement, this will constitute the Assignor's "Percentage")

                                  Schedule 1.1

             Expenses related to restatement of financial statements
                           (see definition of "EBIT")

                                  Schedule 7.5

            Fiscal Quarter and Fiscal Year ending dates (Section 7.5)


     Fiscal Year 2001:                                    June 29, 2001

     Fiscal Year 2002

              Fiscal Quarter 1 Fiscal Year 2002:          September 28, 2001
              Fiscal Quarter 2 Fiscal Year 2002:          December 28, 2001
              Fiscal Quarter 3 Fiscal Year 2002           March 29, 2002
              Fiscal Quarter 4 Fiscal Year 2002
              and Fiscal Year 2002:                       June 28, 2002

     Fiscal Year 2003

              Fiscal Quarter 1 Fiscal Year 2003:          September 28, 2002
              Fiscal Quarter 2 Fiscal Year 2003:          December 28, 2002
              Fiscal Quarter 3 Fiscal Year 2003           March 28, 2003
              Fiscal Quarter 4 Fiscal Year 2003
              and Fiscal Year 2003:                       June 27, 2003

     Fiscal Year 2004

              Fiscal Quarter 1 Fiscal Year 2004:          October 3, 2003
              Fiscal Quarter 2 Fiscal Year 2004:          January 1, 2004
              Fiscal Quarter 3 Fiscal Year 2004           April 4, 2004
              Fiscal Quarter 4 Fiscal Year 2004
              and Fiscal Year 2004:                       July 2, 2004

     Thereafter:  Schedule will be provided by Borrower if relevant.

                                  Schedule 7.6

                            Litigation (Section 7.6)
                      Contingent Liabilities (Section 7.6)

Borrower, its Chief Executive Officer, and Chief Financial Officer have been named as defendants in the matter In Re Chronimed Inc. Securities Litigation, 01-CV-1092 (DWF/AJB)(D.Minn.2000). In Re Chronimed is a shareholder class action in which plaintiffs allege violations of the Securities Exchange Act of 1934 associated with Borrowers restatement of its financial statements for fiscal year 2000 and portions of fiscal year 2001. Defendants have brought a motion to have the action dismissed and a ruling is anticipated in early 2002. Defendants have denied any wrongdoing, assert that the case is wholly without merit, and are vigorously defending themselves. Plaintiffs have not quantified their damages claims. Borrower's insurer has accepted defense of this matter with reservation of rights. An adverse judgment in this action could have a material impact on Borrower.

                                  Schedule 7.11

                     Existing Liens (Sections 7.11 and 9.13)

                                      None

                                  Schedule 7.16

                           Subsidiaries (Section 7.16)

Chronimed Holdings Inc., dba StatScript Pharmacy, a Minnesota corporation. Borrower owns all issued and outstanding shares of Chronimed Holdings Inc.

                                  Schedule 7.17

                   Partnerships/Joint Ventures (Section 7.17)

                                  Schedule 9.11

                           Investments (Section 9.11)

                                  Schedule 9.12

                      Existing Indebtedness (Section 9.12)

                                 PROMISSORY NOTE

$10,000,000                            Minneapolis, Minnesota:  January 17, 2002

         FOR VALUE RECEIVED, the undersigned CHRONIMED INC., a Minnesota corporation (the "Borrower"), promises to pay to the order of M&I MARSHALL & ILSLEY BANK (the "Bank"), on the Termination Date, or other due date or dates determined under the Credit Agreement hereinafter referred to, the principal sum of TEN MILLION DOLLARS ($10,000,000), or if less, the then aggregate unpaid principal amount of the Loans (as such terms are defined in the Credit Agreement) as may be borrowed by the Borrower from the Bank under the Credit Agreement. All Loans and all payments of principal shall be recorded by the holder in its records which records shall be conclusive evidence of the subject matter thereof, absent manifest error.

         The Borrower further promises to pay to the order of the Bank interest on the aggregate unpaid principal amount hereof from time to time outstanding from the date hereof until paid in full at the rates per annum which shall be determined in accordance with the provisions of the Credit Agreement. Accrued interest shall be payable on the dates specified in the Credit Agreement.

         All payments of principal and interest under this Note shall be made in lawful money of the United States of America in immediately available funds at the office of U.S. Bank National Association, at 225 South Sixth St., Minneapolis, Minnesota 55402-4302, or at such other place as may be designated by the Agent to the Borrower in writing.

         This Note is the Note referred to in, and evidences indebtedness incurred under, a Credit Agreement dated as of January 17, 2002 (herein, as it may be amended, modified or supplemented from time to time, called the "Credit Agreement") among the Borrower, the Banks, as defined therein (including the
Bank) and U.S. Bank National Association, as Agent, to which Credit Agreement reference is made for a statement of the terms and provisions thereof, including those under which the Borrower is permitted and required to make prepayments and repayments of principal of such indebtedness and under which such indebtedness may be declared to be immediately due and payable.

         All parties hereto, whether as makers, endorsers or otherwise, severally waive presentment, demand, protest and notice of dishonor in connection with this Note.

         This Note is made under and governed by the internal laws of the State of Minnesota.

                                     CHRONIMED INC.

                                     By:_____________________________________

                                     Title:___________________________________

                                 PROMISSORY NOTE

$20,000,000                            Minneapolis, Minnesota:  January 17, 2002

         FOR VALUE RECEIVED, the undersigned CHRONIMED INC., a Minnesota corporation (the "Borrower"), promises to pay to the order of U.S. BANK NATIONAL ASSOCIATION (the "Bank"), on the Termination Date, or other due date or dates determined under the Credit Agreement hereinafter referred to, the principal sum of TWENTY MILLION DOLLARS ($20,000,000), or if less, the then aggregate unpaid principal amount of the Loans (as such terms are defined in the Credit Agreement) as may be borrowed by the Borrower from the Bank under the Credit Agreement. All Loans and all payments of principal shall be recorded by the holder in its records which records shall be conclusive evidence of the subject matter thereof, absent manifest error.

         The Borrower further promises to pay to the order of the Bank interest on the aggregate unpaid principal amount hereof from time to time outstanding from the date hereof until paid in full at the rates per annum which shall be determined in accordance with the provisions of the Credit Agreement. Accrued interest shall be payable on the dates specified in the Credit Agreement.

         All payments of principal and interest under this Note shall be made in lawful money of the United States of America in immediately available funds at the office of U.S. Bank National Association, at 225 South Sixth St., Minneapolis, Minnesota 55402-4302, or at such other place as may be designated by the Agent to the Borrower in writing.

         This Note is the Note referred to in, and evidences indebtedness incurred under, a Credit Agreement dated as of January 17, 2002 (herein, as it may be amended, modified or supplemented from time to time, called the "Credit Agreement") among the Borrower, the Banks, as defined therein (including the
Bank) and U.S. Bank National Association, as Agent, to which Credit Agreement reference is made for a statement of the terms and provisions thereof, including those under which the Borrower is permitted and required to make prepayments and repayments of principal of such indebtedness and under which such indebtedness may be declared to be immediately due and payable.

         All parties hereto, whether as makers, endorsers or otherwise, severally waive presentment, demand, protest and notice of dishonor in connection with this Note.

         This Note is made under and governed by the internal laws of the State of Minnesota.

                                     CHRONIMED INC.

                                     By:_____________________________________

                                     Title:___________________________________

                              AMENDED AND RESTATED
                               SECURITY AGREEMENT

         THIS AMENDED AND RESTATED SECURITY AGREEMENT (this "Agreement"), dated as of January 17, 2002, is entered into between U.S. BANK NATIONAL ASSOCIATION (the "Agent") and CHRONIMED INC. (the "Borrower").

                             Preliminary Statement:

         The Borrower and U.S. Bank National Association ("U.S. Bank") entered into a Security Agreement, dated as of July 31, 2001 (the "Existing Security Agreement"), to secure all obligations of the Borrower to U.S. Bank, including those under the letter agreement, dated as of December 31, 1996 (as thereafter amended, the "Existing Credit Agreement"), under which U.S. Bank made certain loans to the Borrower. The Borrower and U.S. Bank have agreed to amend and restate the Existing Credit Agreement by an Amended and Restated Revolving Credit Agreement, dated as of January 17, 2002 (as thereafter amended, modified, extended, renewed or restated from time to time, the "Credit Agreement"). The Borrower and U.S. Bank have further agreed that the other Banks named in the Credit Agreement shall become co-lenders with U.S. Bank and U.S. Bank shall act as administrative agent for the Banks, all as more particularly described therein. The Borrower, the Banks and the Agent have agreed that the Existing Security Agreement shall be amended to read as follows to secure the loans made by the Banks under the Credit Agreement, obligations of the Borrower to the Agent under the Credit Agreement and other extensions of credit as hereinafter provided.

         Section 1 - Definitions and Interpretation.

         Section 1.1 Terms in Credit Agreement. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement.

         Section 1.2 Terms defined in Uniform Commercial Code. "Account", "Account Debtor", "Chattel Paper", "Deposit Account", "Document", "General Intangibles", "Health-care-insurance receivables", "Instrument", "Inventory", "Investment Property", "Letter-of-Credit Rights", "Proceeds" and "Supporting Obligations" shall have the meanings set forth in the Minnesota Uniform Commercial Code (for purposes of this Agreement, such terms may be capitalized, even if not capitalized in the Minnesota Uniform Commercial Code), provided, that if any additional goods, property or rights shall be included in such terms under Section 2 hereof, such terms shall be construed to include such additional goods, property or rights.

         Section 1.3 Interpretation. A reference to a Section, Exhibit or
Schedule is, unless otherwise stated, a reference to a section hereof, or an exhibit or schedule hereto, as the case may be. Section captions used in this Agreement are for convenience only, and shall not affect the construction of this Agreement. The word "including" shall, in each instance, be deemed to mean "including but not limited to".

         Section 2 Grant of Security Interest. As security for the payment of all Liabilities, the Borrower hereby assigns to the Agent and grants to the Agent, for the benefit of the Agent and the Banks, a continuing security interest in the following personal property of the Borrower, including without limitation the following, whether now owned or hereafter arising or acquired (collectively, the "Collateral"):

         (a) Accounts, including all other rights and interests (including all liens and security interests) that the Borrower may at any time have by law or agreement against any Account Debtor or other obligor obligated to make any such payment or against any of the property of such Account Debtor or other obligor and including Health-care-insurance receivables;

         (b) Inventory, including goods that are returned, repossessed, stopped in transit or which otherwise come into the possession of the Borrower;

         (c) General Intangibles, including payment intangibles, inventions, designs, patents, patent applications, design patents, design patent applications, trademarks, trademark applications, trade names, trade secrets, goodwill, copyrights, registrations, licenses, franchises, customer lists, tax refund claims, rights to indemnification and rights under warranties;

         (d) Chattel Paper, Instruments and Documents;

         (e) Investment Property;

         (f) Deposit Accounts;

         (g) Letter-of-Credit rights;

         (h) Supporting Obligations;

         (i) books, correspondence, credit files, records, invoices, manuals, service records and programs, other papers and documents, computer records, runs, software, systems, procedures, disks, tapes and other storage media relating to any of the Collateral, including any of the foregoing in the possession or control of any service, consultant, or outside vendor;

         (j) to the extent relating to the Collateral, Proceeds, including all policies, claims to payment under, and proceeds of any and all insurance policies payable to the Borrower, or on behalf of the Borrower's property, whether or not such policies are issued to or owned by the Borrower and whether or not the Agent is named as loss payee or additional insured, including any credit insurance.

Notwithstanding the foregoing, the Collateral shall not include any medical records that cannot be pledged under applicable law.

         Section 3 - Representations and Warranties

         The Borrower represents and warrants to the Agent and the Banks that:

         Section 3.1 Organization, Names and Organization Number. The Borrower is an entity of the type identified on Schedule A, organized under the laws of the jurisdiction identified on Schedule A. The organization identification number, if any, and the federal taxpayer identification number of the Borrower are set forth on Schedule A. The Borrower does business solely under its own name and the trade names and styles, if any, set forth on Schedule A (which includes any name used within the past 5 years).

         Section 3.2 Owner, No Other Financing Statements. The Borrower is and will be the lawful owner of all Collateral, free of all liens and claims whatsoever, other than the security interest hereunder, and those shown on Schedule B. No financing statement (other than any which may have been filed on behalf of the Agent) covering any of the Collateral is on file in any public office, except those listed on Schedule B.

         Section 3.3 Offices and Locations. The Borrower's chief place of business and chief executive office and the office where it keeps its books and records concerning the Collateral, and the originals of all Chattel Paper, Instruments and Documents are located at its address set forth on the signature page hereof.

         Section 3.4 Locations Inventory. All of the Inventory existing on the date of the Agreement is located at the places specified in Schedule C. The Borrower will immediately notify the Agent of any additional state in which any item of Inventory is hereafter located.


         Section 4 - Sale and Collection

         4.1 Sale in Ordinary Course. Until the occurrence of an Event of Default, the Borrower may, in the ordinary course of its business, sell, lease, or consume (if raw materials) Inventory and furnish Inventory under contracts of service.

         4.2 Collection of Collateral. Until such time as the Agent shall notify the Borrower of the revocation of such authority, the Borrower will endeavor to collect, as and when due, all amounts due with respect to any of the Collateral, and shall take any action in connection with such collection as the Agent may reasonably request.

         4.3 Refunds. The Borrower may grant, in the ordinary course of its business, any refund or allowance to any Account Debtor to which it may be lawfully entitled, and may accept, in connection therewith, the return of goods, the sale or lease of which shall have given rise to Accounts.

         Section 4.4 Collection by the Agent. The Agent may, but shall not be obligated to, following any Event of Default (a) notify any parties obligated on any of the Collateral to make payment directly to the Agent, (b) enforce collection of any of the Collateral by suit or otherwise, and (c) surrender, release, exchange, compromise, extend or renew all or any part of the Collateral. Following the occurrence of any Event of Default, if requested by the Agent, the Borrower will, at its own expense, notify all parties obligated on any of the Collateral to make all payments thereunder directly to the Agent.

         Section 4.5 Transmittal of Items to the Agent. The Borrower will, upon request of the Agent following an Event of Default, upon receipt, transmit and deliver to the Agent, in the form received, all cash, checks, drafts, and any other form of payment (properly endorsed, where required, so that such items may be collected by the Agent) received as proceeds of any of the Collateral. The Agent is authorized to endorse, in the name of the Borrower, any item received by the Agent constituting a proceed of any of the Collateral. After such request by the Agent, any such items received by the Borrower will not be commingled with any other of its funds or property, but will be held separate and apart from its own funds or property and upon express trust for the Agent until delivered to the Agent.

         Section 5 - Agreements of Borrower

         The Borrower agrees that, unless otherwise agreed in writing by the Agent, it will:

         Section 5.1 Schedules and Reports. Furnish to the Agent, in form and detail satisfactory to the Agent: (a) written notice of any event causing loss, material damage or depreciation in value of any of the Collateral, describing, and specifying the amount of, such loss, damage or depreciation; and (b) from time to time, as the Agent may request, such additional schedules, certificates and reports concerning the Collateral, including the Account Debtors obligated thereon, as the Agent may request.

         Section 5.2 Inspection. Permit the Agent and its agents or its designees, from time to time, to inspect and evaluate the Collateral, and to inspect, audit and make copies of all books and records constituting or otherwise concerning the Collateral, and will, upon request of the Agent, deliver to the Agent all of such records which pertain to the Collateral and all Account Debtors.

The Borrower will reimburse the Agent upon demand for all reasonable costs and expenses incurred by the Agent, its agents or its designees in the course of such inspection and evaluation.

         Section 5.3 Financing Statements and Filing. Upon request of the Agent, execute such financing statements and other documents (and pay the cost of recording the same in all offices requested by the Agent) and do such other acts as the Agent may from time to time request to establish and maintain a valid perfected security interest in the Collateral. The Borrower agrees that any carbon, photographic or other reproduction of this Agreement or of any such financing statement shall be sufficient for filing as a financing statement. The Borrower authorizes the Agent to file any financing statements describing the Collateral that do not require the manual signature of the Borrower.

         Section 5.4 Locations and Notices. Maintain and keep (a) all Inventory at the locations shown on Schedule C and at such other locations of which the Borrower shall have given the Agent notice in writing before inventory is maintained at such locations; (b) except as delivered to the Agent from time to time, all Chattel Paper, Instruments and Documents, and all records included as Collateral or otherwise concerning the Collateral, at the address shown on the signature page and not duplicate any records regarding any Collateral at any other address; and (c) the location of its chief office at the address shown on the signature page.

         Section 5.5 Names. Not do business under any other name other than those shown on Schedule B.

         Section 5.6 Notation on Records. Upon request of the Agent, stamp on its records concerning the Collateral a notation, in form satisfactory to the Agent, of the security interest of the Agent hereunder, and mark conspicuously each Document, Chattel Paper, Instrument or contract included in the Collateral with a legend, in form and substance satisfactory to the Agent, indicating that such Document, Chattel Paper, Instrument or contract is subject to the security interest of the Agent.

         Section 5.7 Delivery of Collateral. Upon request of the Agent, deliver to the Agent all Documents, Instruments and Chattel Paper, duly endorsed to be payable to the Agent, or accompanied by duly executed instruments of transfer or assignment in form and substance satisfactory to the Agent, with full recourse to the Borrower.

         Section 5.8 Transfer, Sale or Security Interest. Except as expressly authorized under Section 4.1 hereof (subject to the limits therein), not sell, lease, transfer, consume, assign or otherwise dispose of, or create or permit to exist any lien on or security interest (other than the Agent's security interest) in, any Collateral.

         Section 5.9 Insurance. Keep all Inventory insured against loss, damage, theft and other risks, with amounts and insurance companies, and under policies, satisfactory to the Agent, which policies shall provide that loss thereunder shall be payable to the Agent as its interest may appear (and the Agent may apply any proceeds of such insurance which may be received by it toward payment of Liabilities, whether or not due, in such order of application as the Agent may determine), and such policies or certificates thereof shall, if the Agent so requests, be deposited with the Agent.

         Section 5.10 Payment of Taxes, etc. Pay, when due, all taxes, assessments, governmental charges and other similar charges levied against any of the Collateral, except and so long as the Borrower is contesting such taxes, assessments or charges in good faith and, by appropriate proceedings and the Borrower has set aside on its books such reserves or other appropriate provisions therefor as may be required by generally accepted accounting principles, and so long as no enforcement action is being taken that would interfere with the Borrower's use of such Collateral or the enforcement of the Agent's rights hereunder.

         Section 5.11 Waivers. Upon request of the Agent, obtain and deliver to the Agent waivers in form and substance satisfactory to the Agent of any claim to any Collateral by any landlord or mortgagee of any property where Inventory is located.


         Section 6 - Agent's Duties and Power of Attorney

         Section 6.1 Agent's Performance of Agreements and Reimbursement. The Agent may, from time to time, at its option, perform any agreement of the Borrower hereunder which the Borrower shall fail to perform and take any other action which the Agent deems necessary for the maintenance or preservation of the Collateral or its interest therein, and the Borrower shall reimburse the Agent for all expenses of the Agent in connection with the foregoing, together with interest thereon at the highest rate of interest borne by any of the Liabilities at such time from the date incurred until reimbursed by the Borrower.

         Section 6.2 Power of Attorney. The Borrower hereby irrevocably appoints the Agent as the Borrower's attorney-in-fact, with full authority in the place and stead of the Borrower and in the name of the Borrower, the Agent or otherwise, from time to time in the Agent's discretion, to take any action and to execute any instrument which the Agent may deem advisable to accomplish the purposes of Section 6.1 and to exercise any right and remedy upon the occurrence of an Event of Default. The Borrower hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney is irrevocable and is coupled with an interest.

         Section 6.3 No Liability on Collateral; Indemnity. The rights and powers of the Agent hereunder are conferred solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such rights or powers. The Agent does not in any way assume any of the Borrower's obligations under, or with respect to, the Collateral. The Borrower shall remain liable with respect to the Collateral to the same extent as if this Agreement had not been executed.

The Borrower agrees to indemnify and hold harmless the Agent against any and all liabilities, claims, damages, actions, proceedings, losses or other obligations arising in connection with or on account of any of the Collateral.

         Section 6.4 Care of Collateral. Except for the safe custody of any Collateral in its possession, the Agent shall have no duty as to any Collateral or as to the taking of any steps to preserve rights against any other party. The Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Agent accords its own property, or is accorded treatment complying with any provision of any other document setting forth a standard of care for such Collateral.

         Section 7 - Event of Default and Remedies

         Whenever an Event of Default shall be existing:

         Section 7.1 Liabilities Due and Payable. All of the Liabilities may (notwithstanding any provisions of any of the Loan Documents), at the option of the Agent, and without demand or notice of any kind, be declared, and thereupon immediately shall become, due and payable.

         Section 7.2. Deposits, etc. The Agent may, from time to time, without demand or notice of any kind, appropriate and apply toward the payment of such of the Liabilities, and in such order of application, as the Agent may from time to time elect, any and all balances, credits, deposits (general or special, time or demand, provisional or final), accounts or moneys of or in the name of the Borrower then or thereafter with the Agent.

         Section 7.3 Assembly of Collateral. Upon demand of the Agent, the Borrower shall assemble, at its expense, all Collateral at a convenient place acceptable to the Agent.

         Section 7.4 Use and Sale of Collateral. The Agent may, to the fullest extent permitted by applicable law, without notice, hearing or process of law of any kind, (a) enter upon any premises where any of the Collateral may be located and take possession of and remove such Collateral; (b) use or license, on an exclusive or non-exclusive basis, any General Intangibles throughout the world for such term or terms, on such conditions, and in such manner, as the Agent shall in its sole discretion determine, without compensation to the Borrower;
(c) sell any or all of the Collateral, free of all rights and claims of the Borrower therein and thereto; and (d) bid for and purchase any or all of such Collateral at any such sale.

         Section 7.5 Additional Provisions on Sale. Any sale of Collateral may be in one or more parcels at public or private sales, at any of the Agent's offices or elsewhere, for cash, on credit, or for future delivery, and upon such other terms as the Agent may reasonably believe are commercially reasonable. The Agent shall not be obligated to make any sale of Collateral regardless of notice of sales having been given, and the Agent may adjourn any public or private sale from time to time by announcement made at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

         Section 7.6 Waiver by Borrower. The Borrower hereby expressly waives, to the fullest extent permitted by applicable law, any and all notices, advertisements, hearings or process of law in connection with the exercise by the Agent of any of its rights and remedies upon an Event of Default. Any notification of intended disposition of any of the Collateral required by law shall be deemed reasonably and properly given if given at least five days before such disposition.

         Section 7.7 Proceeds of Collateral. Any proceeds of any disposition by the Agent of any of the Collateral may be applied by the Agent to the payment of expenses in connection with the Collateral, including reasonable attorneys' fees and legal expenses, and any balance of such proceeds may be applied by the Agent toward the payment of such of the Liabilities, and in such order of application, as the Agent may from time to time elect.

         Section 7.8 Recourse to Collateral; Remedies not Exclusive. The Agent may resort to the Collateral for payment of any of the Liabilities, whether or not the Agent shall have resorted to any other property securing the Liabilities or shall have proceeded against the Borrower or any other party obligated to pay or perform the Liabilities. The Agent's exercise of rights hereunder shall not prevent the Agent's exercise of any other rights it may have upon the occurrence of an Event of Default under any other Loan Documents or otherwise, and one exercise of rights hereunder shall not prevent any subsequent exercise of rights of the Agent hereunder, under any Loan Documents or otherwise.

         Section 7.9 Other Rights. The Agent may exercise from time to time any other rights and remedies available to it under any Loan Document and under all applicable law.

         Section 8 - General Provisions

         Section 8.1 Reimbursement of Expenses. The Borrower shall reimburse the Agent upon demand for all costs and expenses, including reasonable fees of attorneys for the Agent (who may be employees of the Agent) and legal expenses, incurred by the Agent in seeking to collect or enforce any rights under the Collateral and its rights hereunder and, in case of an Event of Default, in seeking to collect each Loan Document and the Liabilities.

         Section 8.2 Notices. Any notice from the Borrower to the Agent or from the Agent to the Borrower shall be given, and deemed received, as provided in the Credit Agreement.

         Section 8.3 Waivers and Amendments. No failure or delay on the part of the Agent in the exercise of any power, right or remedy, and no course of dealing between the Borrower and the Agent, shall operate as a waiver of such power, right or remedy, nor shall any single or partial exercise of any power, right or remedy preclude other or further exercise thereof or the exercise of any other power, right or remedy. No notice to or demand on the Borrower not required hereunder shall in any event entitle the Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of the Agent to any other or further action in any circumstances without notice or demand. No amendment, modification or waiver of, or consent with respect to, any provision of this Agreement shall in any event be effective unless the same shall be in writing and signed and delivered by the Agent. Any waiver of any provision of this Agreement, and any consent to any departure by the Borrower from the terms of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which given.

         Section 8.4 Remedies Cumulative. The remedies provided for herein are cumulative and not exclusive of any remedies which may be available to the Agent at law or in equity.

         Section 8.5 Termination of Agreement. Unless sooner terminated by the Agent, this Agreement shall terminate when all of the Loan Documents shall have expired or been terminated and all Liabilities shall have been paid in full. This Agreement shall continue notwithstanding that there may be, from time to time, no outstanding loans or extensions of credit from the Agent to the Borrower. Any return of Collateral upon termination of this Agreement and any instruments of transfer or termination shall be at the expense of the Borrower and shall be without warranty by, or recourse against, the Agent.

         Section 8.6 Successors and Assigns. This Agreement shall be binding upon the Borrower, its successors and assigns (and, if an individual, the Borrower's heirs, estate and personal representatives), and shall inure to the benefit of, and be enforceable by, the Agent and its successors, transferees, and assigns. Without limiting the generality of the foregoing, the Agent may assign or otherwise transfer all or any portion of the Liabilities to any other person or entity and may similarly transfer all or any portion of its rights under this Agreement to such person or entity.

         Section 8.7 Choice of Law. This Agreement has been delivered at Minneapolis, Minnesota, and shall be construed in accordance with and governed by the laws of the State of Minnesota.

         Section 8.8 Severance. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         Section 8.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

         Section 8.10 Consent to Jurisdiction. AT THE OPTION OF THE AGENT, THIS AGREEMENT MAY BE ENFORCED IN ANY FEDERAL COURT OR MINNESOTA STATE COURT SITTING IN MINNEAPOLIS OR ST. PAUL, MINNESOTA; AND THE BORROWER CONSENTS TO THE JURISDICTION AND VENUE OF ANY SUCH COURT AND WAIVES ANY ARGUMENT THAT VENUE IN SUCH FORUMS IS NOT CONVENIENT. IN THE EVENT THE BORROWER COMMENCES ANY ACTION IN ANOTHER JURISDICTION OR VENUE ARISING DIRECTLY OR INDIRECTLY FROM THE RELATIONSHIP CREATED BY THIS AGREEMENT, THE AGENT AT ITS OPTION SHALL BE ENTITLED TO HAVE THE CASE TRANSFERRED TO ONE OF THE JURISDICTIONS AND VENUES ABOVE-DESCRIBED, OR IF SUCH TRANSFER CANNOT BE ACCOMPLISHED UNDER APPLICABLE LAW, TO HAVE SUCH CASE DISMISSED WITHOUT PREJUDICE.

         Section 8.11 Waiver of Notice and Hearing. THE BORROWER HEREBY WAIVES ALL RIGHTS TO A JUDICIAL HEARING OF ANY KIND PRIOR TO THE EXERCISE BY THE AGENT OF ITS RIGHTS TO POSSESSION OF THE COLLATERAL WITHOUT JUDICIAL PROCESS OR OF ITS RIGHTS TO REPLEVY, ATTACH, OR LEVY UPON THE COLLATERAL WITHOUT PRIOR NOTICE OR HEARING.

         Section 8.12 Waiver of Jury Trial. THE BORROWER AND THE AGENT EACH WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH AND AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT A JURY.

         IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year first above written.

                                         CHRONIMED INC.

                                         By:______________________________

                                         Its:______________________________

Address:
10900 Red Circle Drive
Minnetonka, MN 55343
Attention: Mr. Greg Keane
              Vice President - Finance

                                           U.S. BANK NATIONAL ASSOCIATION

                                           By:______________________________

                                           Its:______________________________
Address:
601 2nd Ave. S.
Minneapolis, Minnesota 55402-4302
Attention: Mr. Joshua R. Pirozzolo
Telephone: (612) 973-0520
Fax: (612) 973-0823

                                   SCHEDULE A
                                       TO
                               SECURITY AGREEMENT
                                     BETWEEN
                                 CHRONIMED INC.
                                       AND
                         U.S. BANK NATIONAL ASSOCIATION

1.  Type of entity: Corporation.


2.  Jurisdiction of Organization: Minnesota

3.  Organizational Identification Number: 4W-676

4.  Federal Taxpayer Identification Number: 41-1515691

5.  Trade Names and Trade Styles used by the Borrower during the past 5 years:

         Chronimed Holdings Inc. d/b/a/ Statscript
         Clinical Partners
         Home Direct Medical Services
         British American Medical
         Los Feliz Drugs
         MEDgenesis Inc.
         Clinical Services Inc.
         Red Circle Ventures Inc.

                                   SCHEDULE B
                                       TO
                               SECURITY AGREEMENT
                                     BETWEEN
                                 CHRONIMED INC.
                                       AND
                         U.S. BANK NATIONAL ASSOCIATION

         Other Security Interests:

Holder:           Amount Secured:          Financing Statement:

One Financing Statement naming First Commercial Bank as secured party covering certain specified equipment subject to a master equipment lease.

                                   SCHEDULE C
                                       TO
                               SECURITY AGREEMENT
                                     BETWEEN
                                 CHRONIMED INC.
                                       AND
                         U.S. BANK NATIONAL ASSOCIATION


Locations at which Inventory is kept:

Location:                                             Type of Inventory


See Attached List                                     pharmaceutical products

                                    GUARANTY

         FOR VALUE RECEIVED and in consideration of entry by the Banks (as defined in the Credit Agreement) and U.S. BANK NATIONAL ASSOCIATION, as agent for the Banks (in such capacity, together with it successors and assigns, called the "Agent") into that certain Credit Agreement, dated as of January 17, 2002 (as thereafter amended, modified, extended, renewed, restated or replaced from time to time called the "Credit Agreement") among the Banks, the Agent and CHRONIMED INC., a Minnesota corporation (hereinafter called the "Debtor"), CHRONIMED HOLDINGS INC., a Minnesota corporation (the "Guarantor") hereby unconditionally guarantees the full and prompt payment when due, whether by acceleration or otherwise, and at all times thereafter, of all obligations of the Debtor to the Banks or the Agent under the Credit Agreement, each Note issued thereunder, and each other Loan Document (as defined therein), including without limitation all future advances, and all obligations to reimburse the Agent for drawings under all Letters of Credit, and all of such obligations that arise after the filing of a petition by or against the Debtor under the Bankruptcy Code, even if the obligations do not accrue because of the automatic stay under Bankruptcy Code Section 362 or otherwise (all such obligations being hereinafter collectively called the "Liabilities"), and the Guarantor further agrees to pay all expenses (including attorneys' fees and legal expenses) paid or incurred by the Banks or Agent in endeavoring to collect the Liabilities, or any part thereof, and in enforcing this guaranty.

         The Guarantor agrees that, in the event of the dissolution or insolvency of the Debtor or the Guarantor, or the inability of the Debtor or the Guarantor to pay debts as they mature, or an assignment by the Debtor or the Guarantor for the benefit of creditors, or the institution of any proceeding by or against the Debtor or the Guarantor alleging that the Debtor or the Guarantor is insolvent or unable to pay debts as they mature, and if such event shall occur at a time when any of the Liabilities may not then be due and payable, the Guarantor will pay to the Agent forthwith the full amount which would be payable hereunder by the Guarantor if all Liabilities were then due and payable.

         As additional security for the payment of all of the Liabilities and all obligations of the Guarantor hereunder (collectively, the "Guaranty Obligations"), the Guarantor grants to the Agent for the benefit of itself and the Banks a security interest in, a lien on, and an express contractual right to set off against, each deposit account and all deposit account balances, cash and any other property of the Guarantor now or hereafter maintained with, or in the possession of, the Agent. Upon the occurrence of any default hereunder (as described in the immediately preceding paragraph), the Agent may: (a) refuse to allow withdrawals from any such deposit account; (b) apply the amount of such deposit account balances and the other assets of the Guarantor described above to the Guaranty Obligations; and (c) offset any other obligation of the Agent against the Guaranty Obligations; all whether or not the Guaranty Obligations are then due or have been accelerated and all without any advance or contemporaneous notice or demand of any kind to the Guarantor, such notice and demand being expressly waived.

         This guaranty shall in all respects be a continuing, absolute and unconditional guaranty, and shall remain in full force and effect
(notwithstanding, without limitation, the dissolution of the Guarantor or that at any time or from time to time all Liabilities may have been paid in full).

         The Guarantor further agrees that, if at any time all or any part of any payment theretofore applied by the Agent or the Banks to any of the Liabilities is or must be rescinded or returned by the Agent or the Banks for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of the Debtor), such Liabilities shall, for the purposes of this guaranty, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence, notwithstanding such application by the Agent or the Banks, and this guaranty shall continue to be effective or be reinstated, as the case may be, as to such Liabilities, all as though such application by the Agent or the Banks had not been made.

         The Agent and the Banks may, from time to time, at their sole discretion and without notice to the Guarantor, take any or all of the following actions: (a) be granted a security interest in any property to secure any of the Liabilities or the Guaranty Obligations, (b) retain or obtain the primary or secondary obligation of any obligor or obligors, in addition to the Guarantor, with respect to any of the Liabilities, (c) extend or renew for one or more periods (whether or not longer than the original period), alter or exchange any of the Liabilities, or release or compromise any obligation of any nature of any other obligor with respect to any of the Liabilities, (d) release its security interest in, or surrender, release or permit any substitution or exchange for, all or any part of any property securing any of the Liabilities or any obligation hereunder, or extend or renew for one or more periods (whether or not longer than the original period) or release, compromise, alter or exchange any obligations of any nature of any obligor with respect to any such property, and
(e) resort to the Guarantor for payment of any of the Liabilities, whether or not the Agent and the Banks (i) shall have resorted to any property securing any of the Liabilities or (ii) shall have proceeded against any other obligor primarily or secondarily obligated with respect to any of the Liabilities (all of the actions referred to in preceding clauses (i) and (ii) being hereby expressly waived by the Guarantor).

         Any amounts received by the Agent and the Banks from whatsoever source on account of the Liabilities may be applied by it toward the payment of such of the Liabilities, and in such order of application, as the Agent may from time to time elect.

         Until such time as this guaranty shall have been discontinued and the Agent and the Banks shall have received payment of the full amount of all Liabilities and of all obligations of the Guarantor hereunder, no payment made by or for the account of the Guarantor pursuant to this guaranty shall entitle the Guarantor by subrogation or otherwise to any payment by the Debtor or from or out of any property of the Debtor and the Guarantor shall not exercise any right or remedy against the Debtor or any property of the Debtor by reason of any performance by the Guarantor of this guaranty.

         The Guarantor hereby expressly waives: (a) notice of the acceptance by the Agent or the Banks of this guaranty, (b) notice of the existence or creation or non-payment of all or any of the Liabilities, (c) presentment, demand, notice of dishonor, protest, and all other notices whatsoever, and (d) all diligence in collection or protection of or realization upon the Liabilities or any part thereof, any obligation hereunder, or any security for, or guaranty of, any of the foregoing.

         Each Bank may from time to time without notice to the Guarantor, assign or transfer its Percentage (as defined in the Credit Agreement) or any or all of the Liabilities or any interest therein; and, notwithstanding any such assignment or transfer or any subsequent assignment or transfer thereof, such Liabilities shall be and remain Liabilities for the purposes of this guaranty, and each and every immediate and successive assignee or transferee of any of the Liabilities or of any interest therein shall, to the extent of the interest of such assignee or transferee in the Liabilities, be entitled to the benefits of this guaranty to the same extent as if such assignee or transferee were such Bank.

         Unless the Agent shall otherwise consent in writing, the Agent shall have the sole right to enforce this Guaranty, as Agent as provided in the Credit Agreement, for the benefit of the Agent and the Banks (including any transferee, as provided in the prior paragraph).

         The Guarantor hereby warrants to the Agent and the Banks that the Guarantor now has, and will continue to have independent means of obtaining information concerning the affairs, financial condition and business of the Debtor. Neither the Agent nor the Bank shall have any duty or responsibility to provide the Guarantor with any credit or other information concerning the affairs, financial condition or business of the Debtor which may come into the Agent's or the Bank's possession.

         No delay on the part of the Agent or any Bank in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the Agent or any Bank of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy; nor shall any modification or waiver of any of the provisions of this guaranty be binding upon the Agent or any Bank except as expressly set forth in a writing duly signed and delivered on behalf of the Agent and the Required Banks (as defined in the Credit Agreement). No action of the Agent or the Banks permitted hereunder shall in any way affect or impair the rights of the Agent or the Banks and the obligations of the Guarantor under this guaranty. For the purposes of this guaranty, Liabilities shall include all obligations of the Debtor to the Agent or the Banks specified as Liabilities, notwithstanding any right or power of the Debtor or anyone else to assert any claim or defense as to the invalidity or unenforceability of any such obligation, and no such claim or defense shall affect or impair the obligations of the Guarantor hereunder. The obligations of the Guarantor under this guaranty shall be absolute and unconditional irrespective of any circumstance whatsoever which might constitute a legal or equitable discharge or defense of the Guarantor. The Guarantor hereby acknowledges that there are no conditions to the effectiveness of this guaranty.

         This guaranty shall be binding upon the Guarantor, and upon the successors and assigns of the Guarantor.

         Wherever possible, each provision of this guaranty shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this guaranty.

         THE VALIDITY, CONSTRUCTION AND ENFORCEABILITY OF THIS GUARANTY SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF MINNESOTA, WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF, BUT GIVING EFFECT TO FEDERAL LAWS OF THE UNITED STATES APPLICABLE TO NATIONAL BANKS.

         THE AGENT AND THE BANKS (BY ACCEPTING THIS GUARANTY) AND THE GUARANTOR HEREBY EXPRESSLY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS GUARANTY OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH AND AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

         AT THE OPTION OF THE AGENT, THIS GUARANTY MAY BE ENFORCED IN ANY FEDERAL COURT OR MINNESOTA STATE COURT SITTING IN MINNEAPOLIS OR ST. PAUL, MINNESOTA; AND THE GUARANTOR CONSENTS TO THE JURISDICTION AND VENUE OF ANY SUCH COURT AND WAIVES ANY ARGUMENT THAT VENUE IN SUCH FORUMS IS NOT CONVENIENT. IN THE EVENT THE GUARANTOR COMMENCES ANY ACTION IN ANOTHER JURISDICTION OR VENUE UNDER ANY TORT OR CONTRACT THEORY ARISING DIRECTLY OR INDIRECTLY FROM THE RELATIONSHIP CREATED BY THIS GUARANTY THE AGENT, AT ITS OPTION, SHALL BE ENTITLED TO HAVE THE CASE TRANSFERRED TO ONE OF THE JURISDICTIONS AND VENUES ABOVE DESCRIBED, OR IF SUCH TRANSFER CANNOT BE ACCOMPLISHED UNDER APPLICABLE LAW, TO HAVE SUCH CASE DISMISSED WITHOUT PREJUDICE.

                  SIGNED AND DELIVERED as of January 17, 2002.


                                           CHRONIMED HOLDINGS, INC.


                                           By:____________________________

                                           Title:_________________________

                               SECURITY AGREEMENT

         THIS SECURITY AGREEMENT (this "Agreement"), dated as of January 17, 2002, is entered into between U.S. BANK NATIONAL ASSOCIATION (the "Agent") and CHRONIMED HOLDINGS INC. (the "Company").

                             Preliminary Statement:

         CHRONIMED INC. (the "Borrower"), the Banks named therein, and U.S. Bank National Association, as Agent (the "Agent") have entered into an Amended and Restated Revolving Credit Agreement, dated as of January 17, 2002 (as thereafter amended, modified, extended, renewed or restated from time to time, the "Credit Agreement"). It is a condition to entry into the Credit Agreement and inclusion of certain assets of the Company into the Borrowing Base that the Company enter into a Guaranty, dated as of January 17, 2002 (as thereafter amended, modified, extended, renewed or restated from time to time,the "Guaranty") of the obligations of the Borrower to the Banks and the Agent and enter into this Agreement and grant the security interests hereunder to secure the Guaranty and the loans made by the Banks under the Credit Agreement, obligations of the Borrower to the Banks and the Agent under the Credit Agreement and other extensions of credit as hereinafter provided.

         Section 1 - Definitions and Interpretation.

         Section 1.1 Terms in Credit Agreement. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement, provided, that the term "Liabilities" shall mean (a) the Liabilities as defined in the Credit Agreement, plus (b) all obligations and liabilities of the Company under this Agreement, plus (c) the "Liabilities" as defined in the Guaranty.

         Section 1.2 Terms defined in Uniform Commercial Code. "Account", "Account Debtor", "Chattel Paper", "Deposit Account", "Document", "General Intangibles", "Health-care-insurance receivables", "Instrument", "Inventory", "Investment Property", "Letter-of-Credit Rights", "Proceeds" and "Supporting Obligations" shall have the meanings set forth in the Minnesota Uniform Commercial Code (for purposes of this Agreement, such terms may be capitalized, even if not capitalized in the Minnesota Uniform Commercial Code), provided, that if any additional goods, property or rights shall be included in such terms under Section 2 hereof, such terms shall be construed to include such additional goods, property or rights.

         Section 1.3 Interpretation. A reference to a Section, Exhibit or
Schedule is, unless otherwise stated, a reference to a section hereof, or an exhibit or schedule hereto, as the case may be. Section captions used in this Agreement are for convenience only, and shall not affect the construction of this Agreement. The word "including" shall, in each instance, be deemed to mean "including but not limited to".

         Section 2 Grant of Security Interest. As security for the payment of all Liabilities, the Company hereby assigns to the Agent and grants to the Agent, for the benefit of the Agent and the Banks, a continuing security interest in the following personal property of the Company, including without limitation the following, whether now owned or hereafter arising or acquired (collectively, the "Collateral"):

         (a) Accounts, including all other rights and interests (including all liens and security interests) that the Company may at any time have by law or agreement against any Account Debtor or other obligor obligated to make any such payment or against any of the property of such Account Debtor or other obligor and including Health-care-insurance receivables;

         (b) Inventory, including goods that are returned, repossessed, stopped in transit or which otherwise come into the possession of the Company;

         (c) General Intangibles, including payment intangibles, inventions, designs, patents, patent applications, design patents, design patent applications, trademarks, trademark applications, trade names, trade secrets, goodwill, copyrights, registrations, licenses, franchises, customer lists, tax refund claims, rights to indemnification and rights under warranties;

         (d) Chattel Paper, Instruments and Documents;

         (e) Investment Property;

         (f) Deposit Accounts;

         (g) Letter-of-Credit rights;

         (h) Supporting Obligations;

         (i) books, correspondence, credit files, records, invoices, manuals, service records and programs, other papers and documents, computer records, runs, software, systems, procedures, disks, tapes and other storage media relating to any of the Collateral, including any of the foregoing in the possession or control of any service, consultant, or outside vendor;

         (j) to the extent relating to the Collateral, Proceeds, including all policies, claims to payment under, and proceeds of any and all insurance policies payable to the Company, or on behalf of the Company's property, whether or not such policies are issued to or owned by the Company and whether or not the Agent is named as loss payee or additional insured, including any credit insurance.

Notwithstanding the foregoing, the Collateral shall not include any medical records that cannot be pledged under applicable law.

         Section 3 - Representations and Warranties

         The Company represents and warrants to the Agent and the Banks that:

         Section 3.1 Organization, Names and Organization Number. The Company is an entity of the type identified on Schedule A, organized under the laws of the jurisdiction identified on Schedule A. The organization identification number, if any, and the federal taxpayer identification number of the Company are set forth on Schedule A. The Company does business solely under its own name and the trade names and styles, if any, set forth on Schedule A (which includes any name used within the past 5 years).

         Section 3.2 Owner, No Other Financing Statements. The Company is and will be the lawful owner of all Collateral, free of all liens and claims whatsoever, other than the security interest hereunder, and those shown on Schedule B. No financing statement (other than any which may have been filed on behalf of the Agent) covering any of the Collateral is on file in any public office, except those listed on Schedule B.

         Section 3.3 Offices and Locations. The Company's chief place of business and chief executive office and the office where it keeps its books and records concerning the Collateral, and the originals of all Chattel Paper, Instruments and Documents are located at its address set forth on the signature page hereof.

         Section 3.4 Locations Inventory. All of the Inventory existing on the date of the Agreement is located at the places specified in Schedule C. The Company will immediately notify the Agent of any additional state in which any item of Inventory is hereafter located.


         Section 4 - Sale and Collection

         4.1 Sale in Ordinary Course. Until the occurrence of an Event of Default, the Company may, in the ordinary course of its business, sell, lease, or consume (if raw materials) Inventory and furnish Inventory under contracts of service.

         4.2 Collection of Collateral. Until such time as the Agent shall notify the Company of the revocation of such authority, the Company will endeavor to collect, as and when due, all amounts due with respect to any of the Collateral, and shall take any action in connection with such collection as the Agent may reasonably request.

         4.3 Refunds. The Company may grant, in the ordinary course of its business, any refund or allowance to any Account Debtor to which it may be lawfully entitled, and may accept, in connection therewith, the return of goods, the sale or lease of which shall have given rise to Accounts.

         Section 4.4 Collection by the Agent. The Agent may, but shall not be obligated to, following any Event of Default (a) notify any parties obligated on any of the Collateral to make payment directly to the Agent, (b) enforce collection of any of the Collateral by suit or otherwise, and (c) surrender, release, exchange, compromise, extend or renew all or any part of the Collateral. Following the occurrence of any Event of Default, if requested by the Agent, the Company will, at its own expense, notify all parties obligated on any of the Collateral to make all payments thereunder directly to the Agent.

         Section 4.5 Transmittal of Items to the Agent. The Company will, upon request of the Agent following an Event of Default, upon receipt, transmit and deliver to the Agent, in the form received, all cash, checks, drafts, and any other form of payment (properly endorsed, where required, so that such items may be collected by the Agent) received as proceeds of any of the Collateral. The Agent is authorized to endorse, in the name of the Company, any item received by the Agent constituting a proceed of any of the Collateral. After such request by the Agent, any such items received by the Company will not be commingled with any other of its funds or property, but will be held separate and apart from its own funds or property and upon express trust for the Agent until delivered to the Agent.

         Section 5 - Agreements of Company

         The Company agrees that, unless otherwise agreed in writing by the Agent, it will:

         Section 5.1 Schedules and Reports. Furnish to the Agent, in form and detail satisfactory to the Agent: (a) written notice of any event causing loss, material damage or depreciation in value of any of the Collateral, describing, and specifying the amount of, such loss, damage or depreciation; and (b) from time to time, as the Agent may request, such additional schedules, certificates and reports concerning the Collateral, including the Account Debtors obligated thereon, as the Agent may request.

         Section 5.2 Inspection. Permit the Agent and its agents or its designees, from time to time, to inspect and evaluate the Collateral, and to inspect, audit and make copies of all books and records constituting or otherwise concerning the Collateral, and will, upon request of the Agent, deliver to the Agent all of such records which pertain to the Collateral and all Account Debtors. The Company will reimburse the Agent upon demand for all reasonable costs and expenses incurred by the Agent, its agents or its designees in the course of such inspection and evaluation.

         Section 5.3 Financing Statements and Filing. Upon request of the Agent, execute such financing statements and other documents (and pay the cost of recording the same in all offices requested by the Agent) and do such other acts as the Agent may from time to time request to establish and maintain a valid perfected security interest in the Collateral. The Company agrees that any carbon, photographic or other reproduction of this Agreement or of any such financing statement shall be sufficient for filing as a financing statement. The Company authorizes the Agent to file any financing statements describing the Collateral that do not require the manual signature of the Company.

         Section 5.4 Locations and Notices. Maintain and keep (a) all Inventory at the locations shown on Schedule C and at such other locations of which the Company shall have given the Agent notice in writing before inventory is maintained at such locations; (b) except as delivered to the Agent from time to time, all Chattel Paper, Instruments and Documents, and all records included as Collateral or otherwise concerning the Collateral, at the address shown on the signature page and not duplicate any records regarding any Collateral at any other address; and (c) the location of its chief office at the address shown on the signature page.

         Section 5.5 Names. Not do business under any other name other than those shown on Schedule B.

         Section 5.6 Notation on Records. Upon request of the Agent, stamp on its records concerning the Collateral a notation, in form satisfactory to the Agent, of the security interest of the Agent hereunder, and mark conspicuously each Document, Chattel Paper, Instrument or contract included in the Collateral with a legend, in form and substance satisfactory to the Agent, indicating that such Document, Chattel Paper, Instrument or contract is subject to the security interest of the Agent.

         Section 5.7 Delivery of Collateral. Upon request of the Agent, deliver to the Agent all Documents, Instruments and Chattel Paper, duly endorsed to be payable to the Agent, or accompanied by duly executed instruments of transfer or assignment in form and substance satisfactory to the Agent, with full recourse to the Company.

         Section 5.8 Transfer, Sale or Security Interest. Except as expressly authorized under Section 4.1 hereof (subject to the limits therein), not sell, lease, transfer, consume, assign or otherwise dispose of, or create or permit to exist any lien on or security interest (other than the Agent's security interest) in, any Collateral.

         Section 5.9 Insurance. Keep all Inventory insured against loss, damage, theft and other risks, with amounts and insurance companies, and under policies, satisfactory to the Agent, which policies shall provide that loss thereunder shall be payable to the Agent as its interest may appear (and the Agent may apply any proceeds of such insurance which may be received by it toward payment of Liabilities, whether or not due, in such order of application as the Agent may determine), and such policies or certificates thereof shall, if the Agent so requests, be deposited with the Agent.

         Section 5.10 Payment of Taxes, etc. Pay, when due, all taxes, assessments, governmental charges and other similar charges levied against any of the Collateral, except and so long as the Company is contesting such taxes, assessments or charges in good faith and, by appropriate proceedings and the Company has set aside on its books such reserves or other appropriate provisions therefor as may be required by generally accepted accounting principles, and so long as no enforcement action is being taken that would interfere with the Company's use of such Collateral or the enforcement of the Agent's rights hereunder.

         Section 5.11 Waivers. Upon request of the Agent, obtain and deliver to the Agent waivers in form and substance satisfactory to the Agent of any claim to any Collateral by any landlord or mortgagee of any property where Inventory is located.


         Section 6 - Agent's Duties and Power of Attorney

         Section 6.1 Agent's Performance of Agreements and Reimbursement. The Agent may, from time to time, at its option, perform any agreement of the Company hereunder which the Company shall fail to perform and take any other action which the Agent deems necessary for the maintenance or preservation of the Collateral or its interest therein, and the Company shall reimburse the Agent for all expenses of the Agent in connection with the foregoing, together with interest thereon at the highest rate of interest borne by any of the Liabilities at such time from the date incurred until reimbursed by the Company.

         Section 6.2 Power of Attorney. The Company hereby irrevocably appoints the Agent as the Company's attorney-in-fact, with full authority in the place and stead of the Company and in the name of the Company, the Agent or otherwise, from time to time in the Agent's discretion, to take any action and to execute any instrument which the Agent may deem advisable to accomplish the purposes of
Section 6.1 and to exercise any right and remedy upon the occurrence of an Event of Default. The Company hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney is irrevocable and is coupled with an interest.

         Section 6.3 No Liability on Collateral; Indemnity. The rights and powers of the Agent hereunder are conferred solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such rights or powers. The Agent does not in any way assume any of the Company's obligations under, or with respect to, the Collateral. The Company shall remain liable with respect to the Collateral to the same extent as if this Agreement had not been executed. The Company agrees to indemnify and hold harmless the Agent against any and all liabilities, claims, damages, actions, proceedings, losses or other obligations arising in connection with or on account of any of the Collateral.

         Section 6.4 Care of Collateral. Except for the safe custody of any Collateral in its possession, the Agent shall have no duty as to any Collateral or as to the taking of any steps to preserve rights against any other party. The Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Agent accords its own property, or is accorded treatment complying with any provision of any other document setting forth a standard of care for such Collateral.

         Section 7 - Event of Default and Remedies

         Whenever an Event of Default shall be existing:

         Section 7.1 Liabilities Due and Payable. All of the Liabilities may (notwithstanding any provisions of any of the Loan Documents), at the option of the Agent, and without demand or notice of any kind, be declared, and thereupon immediately shall become, due and payable.

         Section 7.2. Deposits, etc. The Agent may, from time to time, without demand or notice of any kind, appropriate and apply toward the payment of such of the Liabilities, and in such order of application, as the Agent may from time to time elect, any and all balances, credits, deposits (general or special, time or demand, provisional or final), accounts or moneys of or in the name of the Company then or thereafter with the Agent.

         Section 7.3 Assembly of Collateral. Upon demand of the Agent, the Company shall assemble, at its expense, all Collateral at a convenient place acceptable to the Agent.

         Section 7.4 Use and Sale of Collateral. The Agent may, to the fullest extent permitted by applicable law, without notice, hearing or process of law of any kind, (a) enter upon any premises where any of the Collateral may be located and take possession of and remove such Collateral; (b) use or license, on an exclusive or non-exclusive basis, any General Intangibles throughout the world for such term or terms, on such conditions, and in such manner, as the Agent shall in its sole discretion determine, without compensation to the Company; (c) sell any or all of the Collateral, free of all rights and claims of the Company therein and thereto; and (d) bid for and purchase any or all of such Collateral at any such sale.

         Section 7.5 Additional Provisions on Sale. Any sale of Collateral may be in one or more parcels at public or private sales, at any of the Agent's offices or elsewhere, for cash, on credit, or for future delivery, and upon such other terms as the Agent may reasonably believe are commercially reasonable. The Agent shall not be obligated to make any sale of Collateral regardless of notice of sales having been given, and the Agent may adjourn any public or private sale from time to time by announcement made at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

         Section 7.6 Waiver by Company. The Company hereby expressly waives, to the fullest extent permitted by applicable law, any and all notices, advertisements, hearings or process of law in connection with the exercise by the Agent of any of its rights and remedies upon an Event of Default. Any notification of intended disposition of any of the Collateral required by law shall be deemed reasonably and properly given if given at least five days before such disposition.

         Section 7.7 Proceeds of Collateral. Any proceeds of any disposition by the Agent of any of the Collateral may be applied by the Agent to the payment of expenses in connection with the Collateral, including reasonable attorneys' fees and legal expenses, and any balance of such proceeds may be applied by the Agent toward the payment of such of the Liabilities, and in such order of application, as the Agent may from time to time elect.

         Section 7.8 Recourse to Collateral; Remedies not Exclusive. The Agent may resort to the Collateral for payment of any of the Liabilities, whether or not the Agent shall have resorted to any other property securing the Liabilities or shall have proceeded against the Company or any other party obligated to pay or perform the Liabilities. The Agent's exercise of rights hereunder shall not prevent the Agent's exercise of any other rights it may have upon the occurrence of an Event of Default under any other Loan Documents or otherwise, and one exercise of rights hereunder shall not prevent any subsequent exercise of rights of the Agent hereunder, under any Loan Documents or otherwise.

         Section 7.9 Other Rights. The Agent may exercise from time to time any other rights and remedies available to it under any Loan Document and under all applicable law.

         Section 8 - General Provisions

         Section 8.1 Reimbursement of Expenses. The Company shall reimburse the Agent upon demand for all costs and expenses, including reasonable fees of attorneys for the Agent (who may be employees of the Agent) and legal expenses, incurred by the Agent in seeking to collect or enforce any rights under the Collateral and its rights hereunder and, in case of an Event of Default, in seeking to collect each Loan Document and the Liabilities.

         Section 8.2 Notices. Any notice from the Company to the Agent or from the Agent to the Company shall be given, and deemed received, as provided in the Credit Agreement, to the address on the signature page of this Agreement.

         Section 8.3 Waivers and Amendments. No failure or delay on the part of the Agent in the exercise of any power, right or remedy, and no course of dealing between the Company and the Agent, shall operate as a waiver of such power, right or remedy, nor shall any single or partial exercise of any power, right or remedy preclude other or further exercise thereof or the exercise of any other power, right or remedy. No notice to or demand on the Company not required hereunder shall in any event entitle the Company to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of the Agent to any other or further action in any circumstances without notice or demand. No amendment, modification or waiver of, or consent with respect to, any provision of this Agreement shall in any event be effective unless the same shall be in writing and signed and delivered by the Agent. Any waiver of any provision of this Agreement, and any consent to any departure by the Company from the terms of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which given.

         Section 8.4 Remedies Cumulative. The remedies provided for herein are cumulative and not exclusive of any remedies which may be available to the Agent at law or in equity.

         Section 8.5 Termination of Agreement. Unless sooner terminated by the Agent, this Agreement shall terminate when all of the Loan Documents shall have expired or been terminated and all Liabilities shall have been paid in full. This Agreement shall continue notwithstanding that there may be, from time to time, no outstanding loans or extensions of credit from the Agent to the Company. Any return of Collateral upon termination of this Agreement and any instruments of transfer or termination shall be at the expense of the Company and shall be without warranty by, or recourse against, the Agent.

         Section 8.6 Successors and Assigns. This Agreement shall be binding upon the Company, its successors and assigns (and, if an individual, the Company's heirs, estate and personal representatives), and shall inure to the benefit of, and be enforceable by, the Agent and its successors, transferees, and assigns. Without limiting the generality of the foregoing, the Agent may assign or otherwise transfer all or any portion of the Liabilities to any other person or entity and may similarly transfer all or any portion of its rights under this Agreement to such person or entity.

         Section 8.7 Choice of Law. This Agreement has been delivered at Minneapolis, Minnesota, and shall be construed in accordance with and governed by the laws of the State of Minnesota.

         Section 8.8 Severance. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         Section 8.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

         Section 8.10 Consent to Jurisdiction. AT THE OPTION OF THE AGENT, THIS AGREEMENT MAY BE ENFORCED IN ANY FEDERAL COURT OR MINNESOTA STATE COURT SITTING IN MINNEAPOLIS OR ST. PAUL, MINNESOTA; AND THE COMPANY CONSENTS TO THE JURISDICTION AND VENUE OF ANY SUCH COURT AND WAIVES ANY ARGUMENT THAT VENUE IN SUCH FORUMS IS NOT CONVENIENT. IN THE EVENT THE COMPANY COMMENCES ANY ACTION IN ANOTHER JURISDICTION OR VENUE ARISING DIRECTLY OR INDIRECTLY FROM THE RELATIONSHIP CREATED BY THIS AGREEMENT, THE AGENT AT ITS OPTION SHALL BE ENTITLED TO HAVE THE CASE TRANSFERRED TO ONE OF THE JURISDICTIONS AND VENUES ABOVE-DESCRIBED, OR IF SUCH TRANSFER CANNOT BE ACCOMPLISHED UNDER APPLICABLE LAW, TO HAVE SUCH CASE DISMISSED WITHOUT PREJUDICE.

         Section 8.11 Waiver of Notice and Hearing. THE COMPANY HEREBY WAIVES ALL RIGHTS TO A JUDICIAL HEARING OF ANY KIND PRIOR TO THE EXERCISE BY THE AGENT OF ITS RIGHTS TO POSSESSION OF THE COLLATERAL WITHOUT JUDICIAL PROCESS OR OF ITS RIGHTS TO REPLEVY, ATTACH, OR LEVY UPON THE COLLATERAL WITHOUT PRIOR NOTICE OR HEARING.

         Section 8.12 Waiver of Jury Trial. THE COMPANY AND THE AGENT EACH WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH AND AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT A JURY.

         IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year first above written.

                                               CHRONIMED HOLDINGS INC.

                                               By:______________________________

                                               Its:_____________________________
Address:
10900 Red Circle Drive
Minnetonka, MN 55343
Attention: Mr. Greg Keane
              Vice President - Finance

                                               U.S. BANK NATIONAL ASSOCIATION

                                               By:______________________________

                                               Its:_____________________________
Address:
601 2nd Ave. S.
Minneapolis, Minnesota 55402-4302
Attention: Mr. Joshua R. Pirozzolo
Telephone: (612) 973-0520
Fax: (612) 973-0823

                                   SCHEDULE A
                                       TO
                               SECURITY AGREEMENT
                                     BETWEEN
                             CHRONIMED HOLDINGS INC.
                                       AND
                         U.S. BANK NATIONAL ASSOCIATION

1.  Type of entity: Corporation.


2.  Jurisdiction of Organization: Minnesota

3.  Organizational Identification Number: 9F-428

4.  Federal Taxpayer Identification Number: ______

5.  Trade Names and Trade Styles used by the Company during the past 5 years:

         Statscript Pharmacy

                                   SCHEDULE B
                                       TO
                               SECURITY AGREEMENT
                                     BETWEEN
                             CHRONIMED HOLDINGS INC.
                                       AND
                         U.S. BANK NATIONAL ASSOCIATION

         Other Security Interests:

Holder:           Amount Secured:          Financing Statement:

-------------------------

                                   SCHEDULE C
                                       TO
                               SECURITY AGREEMENT
                                     BETWEEN
                             CHRONIMED HOLDINGS INC.
                                       AND
                         U.S. BANK NATIONAL ASSOCIATION


Locations at which Inventory is kept:

Location:                                            Type of Inventory


See Attached List                                    pharmaceutical products

                            CHRONIMED HOLDINGS, INC.
                             SECRETARY'S CERTIFICATE


         I, Kenneth S. Guenthner, do hereby certify that I am the duly elected and qualified Secretary and the keeper of the records and corporate seal of CHRONIMED HOLDINGS, INC., a corporation organized and existing under the laws of the State of Minnesota, and that the following is a true and correct copy of certain resolutions duly adopted at a meeting of the Board of Directors thereof, convened and held in accordance with law and by-laws of said corporation, and that such resolutions are now in full force and effect, unamended, unaltered and unrepealed, and are not in contravention of, or in conflict with, the by-laws or the charter or articles of incorporation of said corporation:

         WHEREAS, there has been presented to this meeting a form of Guaranty of this Corporation in favor of the Banks (as defined in the Credit Agreement) and U.S. BANK NATIONAL ASSOCIATION, as agent for the Banks (in such capacity, together with it successors and assigns, called the "Agent") under that certain Credit Agreement, dated as of January 17, 2002 (as thereafter amended, modified, extended, renewed, restated or replaced from time to time called the "Credit Agreement") among the Banks, the Agent and CHRONIMED, INC., a Minnesota corporation (hereinafter called the "Debtor"), guarantying the Liabilities, as defined in such Guaranty, and obligating this Corporation to pay the Guaranty Obligations, as defined in such Guaranty;

         WHEREAS, it is in the best interests of this Corporation to guarantee the Liabilities, as provided for in the form of Guaranty presented to this meeting;

         NOW, THEREFORE, BE IT RESOLVED, that this Corporation guarantee all of the Liabilities, whether now or hereafter existing, of the Debtor, as provided for in such Guaranty;

         FURTHER RESOLVED, that the Chief Executive Officer and the Treasurer of this Corporation, individually or collectively, be and they hereby are authorized and directed to execute, in the name and on behalf of this Corporation, and deliver a Guaranty of this Corporation substantially in the form of the Guaranty presented to this meeting, except for such changes, additions and deletions as to any or all of the terms and provisions thereof as the officer(s) executing such Guaranty on behalf of this Corporation shall deem proper, such execution by such officer(s) of a Guaranty of this Corporation to be conclusive evidence that such officer(s) deem(s) all of the terms and provisions thereof to be proper;

         FURTHER RESOLVED, that the Chief Executive Officer and Treasurer of this Corporation, individually or collectively, be and they hereby are authorized and directed to execute and deliver such other documents and to take such other action from time to time in the name and on behalf of this Corporation as such officer(s) deem(s) necessary or appropriate to carry out the foregoing resolutions;

         FURTHER RESOLVED, that the Secretary or any other officer of this Corporation be and he hereby is authorized to certify to the Agent and the Banks a copy of these resolutions and the names and signatures of this Corporation's officers or employees hereby authorized to act in the premises, and the Agent and the Banks are authorized to rely upon such certificate until formally advised by a like certificate of any changes therein, and are hereby authorized to rely upon any such additional certificates.

         I FURTHER CERTIFY THAT the following persons have been appointed or elected and are now acting as officers or employees of said Corporation in the capacity set before their respective names:



         Title                      Name                                        Signature
         -----                      ----                                        ---------
Chief Executive Officer             Henry F. Blissenbach

Treasurer                           Gregory H. Keane

Secretary                           Kenneth S. Guenthner


         I FURTHER CERTIFY THAT the Articles of Incorporation attached hereto as Exhibit A and the Bylaws attached hereto as Exhibit B are, respectively, true, complete and correct copies of this Corporation's Articles of Incorporation, duly filed with the Secretary of State of the state of Minnesota, and the Bylaws of this Corporation, which Articles and Bylaws have been duly adopted by this Corporation and are presently in full force and effect.

         IN WITNESS WHEREOF, I have subscribed my name as Secretary as of January 17, 2002.


                                           -------------------------------------
                                                        Secretary
                                                 CHRONIMED HOLDINGS INC.